UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ViroPharma Incorporated
(Name of Registrant as Specified In Its Charter)

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VIROPHARMA INCORPORATED
730 Stockton Drive
Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2013

To Our Stockholders:

        Our annual stockholders' meeting will be held on Thursday, May 23, 2013 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355 for the following purposes:

          1.     To elect two (2) Class II directors to our board of directors. Each director elected by the stockholders will serve for a three-year term expiring at the 2016 annual stockholders' meeting and until each such director's successor has been elected and qualified.

          2.     To approve the ViroPharma Incorporated Annual Incentive Plan.

          3.     To approve, on an advisory basis, the compensation of our executives.

          4.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

          5.     To transact any other business that may properly arise at the meeting.

        Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be continued, postponed or adjourned. Our board of directors has chosen April 2, 2013 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 730 Stockton Drive, Exton, Pennsylvania, for a period of ten days before the annual meeting.

        The proxy statement included with this notice discusses each of our proposals to be considered at the annual meeting of stockholders. We also have included a copy of our annual report to stockholders for the year ended December 31, 2012 for your review.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders on May 23, 2013

        While we are sending you this full set of proxy materials, this notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2012 are also available at www.proxyvote.com. Information included on our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2012, is not part of the proxy soliciting materials.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

By order of the board of directors,
J. Peter Wolf Vice President, General Counsel and Secretary

April 19, 2013
Exton, Pennsylvania

VIROPHARMA INCORPORATED
730 Stockton Drive
Exton, Pennsylvania 19341

 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2013

        We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2013 annual meeting of stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held on May 23, 2013 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355. If you need directions to the annual meeting, please contact Investor Relations at (610) 458-7300. We began mailing this proxy statement and the accompanying proxy card on or about April 19, 2013. We have also included our annual report to stockholders for the year ended December 31, 2012 for your review. The annual report to stockholders is not part of the proxy soliciting materials. In this proxy statement, "ViroPharma", "Company", "we", "us", and "our" refer to ViroPharma Incorporated.

ABOUT THE ANNUAL MEETING

  What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including (i) the election of Class II directors, (ii) to approve the ViroPharma Annual Incentive Plan, (iii) to approve, on an advisory basis, the compensation of our executives and (iv) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

  Who is entitled to vote at the annual meeting?

        Only holders of our common stock, $0.002 par value per share, as of the close of business on April 2, 2013, the record date, are entitled to receive notice of our annual meeting and to vote at the meeting. On April 2, 2013, there were 65,258,191 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder's name at the close of business on the record date.

  Do I have to attend the meeting in order to vote?

        No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

        By Telephone—You may submit your proxy from any location in the United States or Canada by following the "Vote by Telephone" instructions on the proxy card.

        By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope. If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

        If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote "FOR," or to "WITHHOLD"your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote "FOR"or "AGAINST"or "ABSTAIN"from voting in connection with our proposal to approve the ViroPharma Incorporated Annual Incentive Plan, ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2013 and our proposal to approve (on an advisory, non-binding basis) the compensation of our named executive officers. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the two (2) Class II director nominees, FOR the approval of the ViroPharma Incorporated Annual Incentive Plan, FOR the approval of the compensation of our named executive officers, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

  What if my shares are held in "street name?"

        If you hold your shares in "street name" through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. For example, we believe that brokers that do not receive instructions from you are entitled to vote those shares to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013. In addition, pursuant to New York Stock Exchange (NYSE) rules, your broker will NOT be able to vote your shares with respect to the election of directors, the proposal to approve the ViroPharma Incorporated Annual Incentive Plan, and the advisory vote on executive compensation if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

  How many shares entitled to vote must be present to conduct business at the annual meeting?

        We need a quorum of stockholders to hold a valid annual meeting. A quorum will be present if a majority of the common stock outstanding and entitled to vote at the annual meeting is present in person or by proxy. If a quorum is present, we will be able to conduct business at the meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

  What are the recommendations of our board of directors?

        The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

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  FOR the election of the Class II director nominees (see PROPOSAL 1);

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  FOR the approval of the ViroPharma Annual Incentive Plan (see PROPOSAL 2);

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  FOR the advisory resolution approving the compensation of our named executive officers as described in this proxy statement (see PROPOSAL 3); and

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  FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2013 (see PROPOSAL 4).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion.

  What vote is required to approve each item?

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Broker non-votes and properly executed proxies marked "WITHHOLD"with respect to the election of a Class II director, proposal 1, will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the director nominee receiving the highest number of votes for each available seat will be elected to our board of directors.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal to approve the ViroPharma Incorporated Annual Incentive Plan is required for approval of proposal 2. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Because broker non-votes are not counted as votes for or against these resolutions, they will have no effect on the outcome of the vote, although they will be counted for purposes of determining whether there is a quorum present at the meeting.

        The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote is required for the advisory vote on executive compensation in proposal 3. Because this vote is advisory and is not binding on our board of directors, the compensation committee, which is responsible for designing and administering our executive compensation program, will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote, although they will be counted for purposes of determining whether there is a quorum present at the meeting.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013 is required for approval of proposal 4. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Because broker non-votes are not counted as votes for or against these resolutions, they will have no effect on the outcome of the vote, although they will be counted for purposes of determining whether there is a quorum present at the meeting.

        Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended and restated certificate of incorporation or amended and restated bylaws. If you "abstain" from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote "AGAINST"the particular matter.

  Can I change my vote after I return the proxy card?

        Yes. You may change your proxy instructions at any time prior to the vote being taken at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you in street name through your broker or nominee, you may accomplish this by submitting new voting instructions to your broker or nominee.

  How can I get additional information about the company?

        We will provide you (without charge) with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to our Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

Householding of Annual Meeting Materials

        If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call our Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Vice President, General Counsel and Secretary in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2013

        Our 2013 notice of annual meeting and proxy statement and 2012 annual report to stockholders are available at www.proxyvote.com.

        Please see "About the Annual Meeting" beginning on page 1 of this proxy statement for the following information:

  •
  Date, time and location of the 2013 annual meeting.

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  How to obtain directions to the meeting.

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  How to vote in person at the meeting.

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  An identification of each separate matter to be acted on at the annual meeting.

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  The recommendations of our board of directors regarding those matters.

        Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

CORPORATE GOVERNANCE

        In accordance with the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation and amended and restated bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

        Our corporate governance and nominating committee maintains our Corporate Governance Guidelines, which address the composition and operation of the board of directors. These guidelines are available on the Investor section of our website (www.viropharma.com) by selecting "Investors" and then "Corporate Governance". In accordance with these guidelines, our chief executive officer, Mr. Milano serves as our Chairman of the board of directors and Mr. Pien serves as Lead Independent Director of the board of directors. Our board of directors has determined that each of the directors listed below, with the exception of Mr. Milano, is independent under applicable NASDAQ rules. Mr. Milano is not an independent director because of his current employment as our chief executive officer.

        Our board of directors currently consists of eight directors. The board consists of three classes of directors, with each director serving a three-year term. The members of the board of directors on the date of this proxy statement, and the committees of the board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Paul A. Brooke	*
William D. Claypool, M.D.		*
Michael R. Dougherty	**		*
Robert J. Glaser		**
John R. Leone	*
Julie H. McHugh		*
Vincent J. Milano
Howard H. Pien			**

*
Member
**
Chair

Board Leadership Structure and Role in Risk Oversight

        The board evaluates its leadership structure and role in risk oversight on a periodic basis. The board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our company or other relevant factors. As further discussed below, after considering these factors, the board determined that continuing to combine the positions of Chairman of the board and chief executive officer is the appropriate board leadership structure at this time.

        The board currently combines the role of Chairman of the board with the role of chief executive officer, coupled with a lead independent director position to further strengthen the governance structure. The board believes this provides an efficient and effective leadership model for our company and leverages

Mr. Milano's long tenure with and institutional knowledge of our company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

        The board has also established a strong, independent, clearly-defined lead director role. The lead independent director presides at all meetings of the board at which the Chairman is not present; including executive sessions of the independent directors; serves as liaison between the Chairman and the independent directors; is involved in establishing the agendas for meetings of the board of directors and the nature of information presented at such meetings and has the authority to call meetings of the independent directors. In addition, the board of directors regularly holds executive sessions of the independent directors to assure effective independent oversight. In 2012, the board of directors met five (5) times in executive session.

        The board is also responsible for oversight of our risk management practices while management is responsible for the day-to-day risk management processes. Our executive management team evaluates enterprise risks and shares their assessment of such risks with a board committee or the full board for oversight. The nominating and corporate governance committee receives periodic reports from management regarding the most significant risks facing us and assists the board in its oversight role. In addition, financial risks and our internal control environment are overseen by the audit committee and the compensation committee considers how risks taken by management could impact the value of executive compensation.

Committees and Meetings of the Board

        The board of directors has a compensation committee, an audit committee and a nominating and corporate governance committee. During 2012, the board of directors held eight (8) meetings, the compensation committee held five (5) meetings, the audit committee held seven (7) meetings and the nominating and corporate governance committee held two (2) meetings. All directors attended at least 75% of the combined number of full board meetings and meetings of board committees on which each such director served. Our Corporate Governance Guidelines provide that members of the board of directors are expected to attend our annual meeting of stockholders. All of the members of our board of directors other than Paul Brooke were in attendance at our 2012 annual meeting.

        If you would like to communicate with our board of directors, please send a letter to the following address: ViroPharma Incorporated, Attention: Board of Directors c/o General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Our General Counsel will review each such communication and forward a copy or summary to each member of the board of directors if such correspondence relates to the functions of the board or its committees or that otherwise require the board's attention.

Compensation Committee

        The compensation committee's responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, (ii) annually reviewing and approving the salary and other compensation of our chief executive officer and other executive officers, (iii) reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking, (iv) reviewing and recommending the frequency with which the company should permit stockholders to have an advisory vote on executive compensation (say on pay) and the results of say on pay resolutions, and (v) annually establishing the parameters for the compensation of all other employees. The compensation committee charter is available on the Investor section of our website (www.viropharma.com) by selecting "Investors" and then "Corporate Governance". The current members of the compensation committee are Mr. Glaser (Chairman), Dr. Claypool and Ms. McHugh, each of whom are independent under applicable NASDAQ rules.

        The compensation committee has the authority to delegate authority to subcommittees. The compensation committee has previously delegated authority to make option grants to non-executive employees from a pool of options approved by the compensation committee to a committee comprised of Vincent Milano and J. Peter Wolf.

Audit Committee

        The audit committee's responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accounting firm, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The audit committee charter, which is reviewed annually, was last amended in May 2005 and is available on the Investor section of our website (www.viropharma.com) by selecting "Investors" and then "Corporate Governance". The current members of the audit committee are Mr. Dougherty (Chairman), Mr. Brooke and Mr. Leone, each of whom meets the definition of an "independent" director as set forth in the NASDAQ rules and the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Dougherty is an "audit committee financial expert," as such term is defined under the rules of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the nominating and corporate governance committee is responsible for (i) reviewing the composition and size of the board, (ii) reviewing and determining the eligibility criteria for board candidates, (iii) assessing the range of skills and expertise of candidates (in consultation with the Chairman of the board of directors), (iv) recommending candidates to the board for nomination, and (v) oversees the procedures for conducting the assessment of the board of directors. The charter of the nominating and corporate governance committee is available on the Investor section of our website (www.viropharma.com) by selecting "Investors" and then "Corporate Governance". The current members of the nominating committee are Mr. Pien (Chairman) and Mr. Dougherty. Each member of the nominating and corporate governance committee is independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and our Corporate Governance Guidelines.

Director Nominations

        The nominating and corporate governance committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The board particularly emphasizes a candidate's judgment, integrity, ethics, and his or her independence, entrepreneurial instincts, commitment to our values and ability to work as a member of a team. The candidate's background should include pharmaceutical related clinical or commercial experience, experience in business development, exposure to reimbursement issues and hospital settings or experiences in finance related areas. The board does not generally rely upon third-party search firms to identify board candidates. Instead, the board relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The nominating and corporate governance committee evaluates the above criteria as well as the current composition of the board of directors and the need for audit committee expertise. The nominating and corporate governance committee also considers the diversity of the background, professional experience, education and skill set in identifying the director nominees but does not have a formal diversity policy. The nominating and corporate governance committee then nominates the candidates that it believes best suit our needs. After completing this evaluation, the nominating and corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees after considering the recommendation of the nominating and corporate governance committee.

        The board of directors will consider stockholder recommendations for directors sent to the General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Stockholder recommendations for directors should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of our common stock, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of ours if so elected. Stockholders' nominees that comply with these procedures will receive the same consideration by the board of directors that other nominees receive.

Compensation of Directors

        The compensation policy in effect during 2012 included the following cash payments to directors that were non-executive officers of the company, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors:

Description	Annual Amount
Annual Retainer	$40,000
Additional Retainer for Lead Independent Director	$10,000
Committee Chair Retainer	Audit Committee: $20,000
Compensation Committee: $10,000
Nominating and Governance Committee: $5,000
Committee Retainer (non Chair)	Audit Committee: $10,000
Compensation Committee: $8,000
Nominating and Governance Committee: $5,000

        Independent directors also receive equity compensation as follows:

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  an option grant to purchase 12,500 shares, vesting in equal increments over three years, upon their initial election to the board as well as option grants annually to purchase 15,000 shares of our common stock that vest one year after the date of grant; and

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  6,250 Restricted Stock Units ("RSUs") upon their initial election to the board which shall vest in equal increments over three years as well as 4,500 RSUs which shall vest in full after one year from the date of grant.

        In January 2012, upon joining our board of directors, Ms. McHugh received the initial option grant to purchase 12,500 shares of our common stock as well as 6,250 RSUs. In February 2012, each of our directors, other than Mr. Milano, received the annual option grant to purchase 15,000 shares of our common stock as well as 4,500 RSUs. We also reimbursed directors for travel expenses incurred in connection with attending board, committee and stockholder meetings. We do not provide retirement benefits or other perquisites to non-employee directors under any current program.

        Each of our directors and officers are parties to an indemnification agreement with us. Under these agreements, our directors and officers will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Delaware law. These indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to provide such indemnification by a majority of disinterested directors or by independent counsel.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Stock Awards ($)(2)(3)	Total ($)
Paul A. Brooke	$53,000	$258,741	$142,830	$454,571
William D. Claypool	$48,000	$258,741	$142,830	$406,371
Michael R. Dougherty	$65,000	$258,741	$142,830	$408,071
Robert J. Glaser	$50,000	$258,741	$142,830	$451,571
John R. Leone	$50,000	$258,741	$142,830	$451,571
Julie H. McHugh	$42,667	$462,545	$317,767	$822,979
Howard H. Pien	$57,600	$258,741	$142,830	$459,171

(1)
Consists of payments as described above as well as reimbursement of travel expenses as follows: Mr. Brooke $3,000, Mr. Leone $500 and Mr. Pien $7,600.
(2)
On February 24, 2012, each of the non-employee directors received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $31.74 per share, which vest one year after the date of grant and 4,500 RSUs, which vest one year after the date of grant. In addition, on January 3, 2012, Ms. McHugh received a grant of stock options to purchase 12,500 shares of our common stock at an exercise price of $27.99 per share, which vest three years after the date of grant and 6,250 RSUs, which vest three years after the date of grant.
(3)
This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values may be found in Note 12 to our 2012 audited financial statements in our Form 10-K. At the fiscal year ended December 31, 2012, the aggregate number of stock options outstanding for each independent director was as follows: Mr. Brooke 129,500 Dr. Claypool 54,500; Mr. Dougherty 104,500; Mr. Glaser 84,500; Mr. Leone 119,500; Ms. McHugh 23,667; and Mr. Pien 117,000. In addition, each independent director held 4,500 restricted stock units at December 31, 2012 which vested in February 2013 and Ms. McHugh held an additional 12,500 restricted stock units which vest ratably over three years on the anniversary of her joining our board of directors on January 3, 2012.

Director Equity Ownership Guidelines

        In February 2013, the board of directors adopted stock ownership guidelines for certain executive officers as well as non-employee directors of the company in order to further the investment of our non-employee directors and certain executive officers in the success of the Company and to encourage a long-term perspective in managing the Company. Under the guidelines, non-employee directors are expected to own shares of company common stock that have a value equal to three times their annual cash retainer for serving as a director. Shares held directly or indirectly, as well as vested but unexercised shares of company stock subject to outstanding stock options, are counted toward meeting these guidelines. Each individual is expected to satisfy the applicable stock ownership guideline within five years. The Compensation Committee of the Board shall be responsible for monitoring the application of these equity ownership guidelines.

Code of Business Conduct and Ethics

        We adopted a Code of Business Conduct and Ethics applicable to our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Business Conduct and Ethics applies to our employees, officers, directors, agents and representatives. Our Code of Business Conduct and Ethics is intended to comply with the rules of the Securities and Exchange Commission and NASDAQ rules. The Code of Business Conduct and Ethics was amended in February 2010 and filed with Securities and Exchange Commission as an exhibit to our Form 8-K filed on February 24, 2010. The Code of Business Conduct and Ethics is available on our website at www.viropharma.com by selecting "Investors" and then "Corporate Governance".

Majority Vote Policy

        Our board adopted a Majority Vote Policy which sets forth our procedures to be followed if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the stockholder vote. The Corporate Governance Committee is then required to make a recommendation to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. The policy is available on our website at www.viropharma.com by selecting "Investors" and then "Corporate Governance".

Certain Restrictions

        Our employees, as well as our non-employee directors are prohibited from engaging in short sales of ViroPharma securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on ViroPharma's securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding ViroPharma securities such as zero-cost collars and forward sales contracts. In addition, our executives, including our NEOs, and our non-employee directors are prohibited from pledging a significant number of ViroPharma securities as collateral for any loan or holding a significant number of ViroPharma securities in a margin account.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

        Our board of directors currently consists of eight (8) directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors comes up for election. At the annual meeting, stockholders will vote on the election of two (2) Class II directors. The Class II directors elected at the annual meeting of stockholders will serve until the 2016 annual meeting of stockholders and until each such director's successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

        The Class II nominees for election to the board of directors at the annual meeting are William D. Claypool, M.D. and Julie H. McHugh. The Class III directors presently are John R. Leone, Vincent J. Milano and Howard H. Pien. The Class I directors presently are Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser.

        The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each of William D. Claypool, M.D. and Julie H. McHugh. If either of these nominees should become unable or unwilling to accept nomination or election, a circumstance which we do not expect, the proxy holders intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the position(s) may be left vacant.

        Described below is certain information regarding each director, including the nominees. Each of the members of the board of directors, including the director nominees, is independent under applicable NASDAQ rules other than Mr. Milano who currently serves as our chief executive officer. The Class II director nominees were recommended by the unanimous consent of the nominating and corporate governance committee and nominated by the unanimous vote of the entire board of directors. We believe our board members represent a desirable mix of backgrounds, skills, and experiences, and they all share the personal attributes of effective directors described in the Director Nominations section above.

Class II—Nominees with Terms Continuing until 2016

        William D. Claypool, M.D. Dr. Claypool has served as director of ViroPharma since December 2003. Since January of 2012, Dr. Claypool has been the President and chief operating officer of Hsiri Therapeutics, LLC, a development stage pharmaceutical company focused on antibiotic drugs. Prior to that, he was a Senior Partner at Pennmark Associates, LLC, a pharmaceutical development consulting firm. He was previously President of Phoenix Data Systems, a wholly owned subsidiary of Bio-Imaging Technologies, Inc., now BioClinica, Inc. (BIOC) until October 2008. Prior to this, from June 2001 until March 2008, he was Chief Executive Officer and Chairman of the Board at Phoenix Data Systems, Inc. From January 2001 until June 2001 he served as President and chief executive officer of The GI Company. From 1991 to 2001 Dr. Claypool held a number of management positions with SmithKline Beecham Pharmaceuticals, serving from November 1998 to December 2000 as Senior Vice-President and Director of Worldwide Clinical Research and Medical Affairs. Dr. Claypool is also currently on the Board of Directors for Cipher Pharmaceuticals. Dr. Claypool was a member of the Board of Directors and served on the Audit Committee of 3 Dimensional Pharmaceuticals from January 2002 to April 2003 when it was acquired by Johnson and Johnson. Dr. Claypool was a member of the Board of Directors of Morphotek from March 2005 until April 2007 when it was acquired by Eisai Corporation. While at Morphotek, he served on the Audit Committee. Dr. Claypool received his medical degree from the University of Connecticut School of Medicine and earned a B.S. from the University of Notre Dame. Dr. Claypool is 62 years of age.

        Dr. Claypool possesses scientific, medical and management experience as a result of his professional experience. Dr. Claypool's medical training and years spent holding a number of management roles at predecessors of GlaxoSmithKline provided Dr. Claypool with extensive experience in pharmaceutical new product development, clinical development, and medical affairs. Dr. Claypool also has broad management experience in both clinical research and pharmaceutical services and exposure to a broad array of therapeutic areas. Dr. Claypool also has significant corporate governance experience through his service on other company boards.

        Julie H. McHugh. Ms. McHugh has served as director of ViroPharma since January 2012. Ms. McHugh is currently the Chief Operating Officer of Endo Health Solutions, Inc. and has held this position since March 2010. Prior to joining Endo, Ms. McHugh was the Chief Executive Officer of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Prior to joining Nora Therapeutics, she was Company Group Chairman for Johnson & Johnson's Worldwide Virology Business Unit where she led a growing area of the corporation's pharmaceutical business, including the global launches of PREZISTA® and INTELENCE® and oversight of an R&D portfolio including compounds for HIV, Hepatitis C, and Tuberculosis. Prior to her role as Company Group Chairman, Ms. McHugh was President of Centocor, Inc., a J&J subsidiary, and was responsible for the product development and commercialization of REMICADE®, a breakthrough therapeutic for Crohn's disease, rheumatoid arthritis and several other autoimmune disorders. Ms. McHugh received a Bachelor of Science degree from Pennsylvania State University and her masters of business administration degree from St. Joseph's University. She currently serves on the Board of Visitors for the Smeal College of Business of the Pennsylvania State University, the Board of Directors for the Nathaniel Adamczyk Foundation, and was 2009 Chairman of the Board of Directors for the Pennsylvania Biotechnology Association. In addition, Ms. McHugh is a member of the board of Biotechnology Industry Organization (BIO) in addition to NEHI, both of which are trade associations. Ms. McHugh is 48 years of age.

        Ms. McHugh is an experienced pharmaceutical executive with former chief executive officer experience and senior executive level experience at large multinational pharmaceutical companies. In these capacities, Ms. McHugh had responsibility for varied commercial activities and management of multiple business units as well as oversight of research and development portfolios and the global commercial launch of several pharmaceutical products. Ms. McHugh has also served on the board of directors of national trade associations.

Class III—Directors with Terms Continuing until 2014

        John R. Leone. Mr. Leone has served as a director of our company since January 2006. Mr. Leone joined Paul Capital, a private equity investment firm, in 2007 with over 30 years of pharmaceutical industry experience. Prior to joining Paul Capital, he was President and Chief Executive Officer of Cambrex Corporation, a leading life sciences company from August 2004 to January 2006. From 2000 to 2004, Mr. Leone was at Aventis, where he served as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations. In this position he had responsibility for all commercial business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective. Among other initiatives, Mr. Leone helped spearhead the successful integration of its predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, to form Aventis. His industry experience also includes both domestic and international executive management roles with Wyeth, where he held the following positions during his tenure: General Manager Ayerst International, General Manager of commercial operations for Ayerst U.S., Group Vice President of Wyeth International Marketing and General Manager Vaccine and Pediatric Division. Mr. Leone started his healthcare career at Pfizer Laboratories, where he held various senior marketing positions in both the U.S. and International groups and was responsible for the commercial launch of numerous pharmaceutical products. Mr. Leone previously served on the Board of Directors for Forticell BioSciences, Inc., Oscient Pharmaceuticals, Inc. and Cambrex. Mr. Leone received his BS degree in Engineering from the U.S. Military Academy at West Point and his MBA from the University of Colorado. Mr. Leone is 65 years of age.

        Mr. Leone is an experienced pharmaceutical executive with former chief executive officer experience, senior executive level experience at several large multinational pharmaceutical companies as well as experience as an investor in the pharmaceutical industry. In these capacities, Mr. Leone had responsibility for varied commercial activities and management of multiple business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective. Among other initiatives, Mr. Leone helped spearhead the successful integration of predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, to form Aventis. He also has significant corporate governance experience through his service on other public company boards.

        Vincent J. Milano. Vincent Milano is ViroPharma's President and Chief Executive Officer, and chairman of the Board of Directors. Mr. Milano joined the company in 1996, and has served as President and CEO since March 2008. Prior to that he served as vice president, chief financial officer, and treasurer from 1997 to 2006. In 2006, he assumed the role of vice president, chief financial officer and chief operating officer. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager since 1991. Mr. Milano is the current chairman of the Board of Directors of PA BIO; sits on the Health Section Governing Board of BIO; and is the Chair of the compensation committee and sits on the audit committee of Vanda Pharmaceuticals, Inc. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. Mr. Milano is 49 years of age.

        Mr. Milano is the Chairman of our board of directors, president and chief executive officer. Mr. Milano has over 16 years of experience with our company in a variety of roles of increasing responsibility in the finance department, corporate administration and operations. As a result he has a deep understanding of our operations and strategy. He also has corporate governance experience through service on another public company board.

        Howard H. Pien. Mr. Pien has served as one of our directors since May 2006 and has served as our lead independent director since December 2008. Mr. Pien is the former chief executive officer and President of Medarex, a biotechnology company. He served in this capacity from June 2007 until Medarex's merger with Bristol-Myers Squibb in September 2009. Mr. Pien served as the President and Chief Executive Officer and a Director of Chiron Corporation from April 2003 until Chiron's merger with Novartis in April 2006. Mr. Pien was elected Chairman of the Board of Directors of Chiron in May 2004. He joined Chiron from GlaxoSmithKline, where he had responsibility as President, Pharmaceuticals International from December 2000 to March 2003. Mr. Pien previously held key positions in SmithKline Beecham's pharmaceuticals business in the United States, the United Kingdom, North Asia, and North America, culminating in his tenure as President, Worldwide Pharmaceuticals. Prior to joining SmithKline Beecham, he worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing research licensing and product management. Mr. Pien previously served as a director of ViroPharma Incorporated from 1998 to 2003, and currently serves as a director of Vanda Pharmaceuticals, Inc. and ImmunoGen, Inc., both public companies engaged in drug development. He also serves as a director of Ikaria, a private company engaged in life sciences, as well as an advisor to Warburg Pincus, a private equity firm. In April of 2012 Mr. Pien was appointed a director of Talon Therapeutics, which is a privately held company. Mr. Pien has also previously served on the Boards of Oakland Children's Hospital, Chiron and Medarex. Mr. Pien holds a B.S. degree from Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. Mr. Pien is 55 years of age.

        Mr. Pien is an experienced executive with extensive chief executive officer experience at several biotechnology companies. Mr. Pien also held roles of increasing responsibility for the commercial operations of a large multinational pharmaceutical company's worldwide pharmaceuticals business. As a result of these professional and other experiences, Mr. Pien has a deep understanding of biotechnology research and development, sales and marketing, strategy, and operations in both the U.S. and internationally. Mr. Pien also has significant corporate governance experience through his service on other company boards.

Class I—Directors with Terms Continuing until 2015

        Paul A. Brooke. Mr. Brooke has served as a director of ViroPharma since February 2001. Mr. Brooke is Managing Director and founding partner of venBio, an investment firm since 2009. Since 1993, he has been the managing member of PMSV Holdings LLC. Mr. Brooke was an advisor to MPM Capital and a Member of the Board of Directors of the MPM Bio Equities Fund. He was the Global Head of Health Care Research and Strategy for Morgan Stanley from 1983-1999, and headed up Strategy and Economics for the Pacific Basin including Japan from 1990-1992. Mr. Brooke was also a Managing Director of Tiger Management responsible for health care investing from 1999-2000. He was Founder, Chairman and CEO of Ithaka Acquisition Corp. from 2005-2008. Ithaka merged with Alsius Corp., where he was Chairman, and was subsequently sold to Zoll Medical. Mr. Brooke is currently a director of Incyte Corporation and Cytos AG (listed on the SIX Swiss Exchange) as well as a director of private companies Cheyne Capital International Ltd, and Manning and Napier Funds. Mr. Brooke previously served as a director of MPM Bioequities Fund and Alsius. Mr. Brooke is 67 years of age.

        Mr. Brooke possesses significant experience in finance, financial analysis and investments in the pharmaceutical industry. Mr. Brooke has also served as chairman of the board of directors of a medical technology company and has significant corporate governance experience through his service on other company boards.

        Michael R. Dougherty. Mr. Dougherty has served as a director of ViroPharma since January 2004. Mr. Dougherty was Chief Executive Officer, and Member of the Board of Directors, of Kalidex Pharmaceuticals, Inc. from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer of Adolor Corp. and a member of the Board of Directors of Adolor from December 2006 until December 2011. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly-traded biotechnology company, including as President and Chief Executive Officer and at Centocor, Inc., a publicly-traded biotechnology company, including as Senior Vice President and Chief Financial Officer. Mr. Dougherty received a B.S. from Villanova University. Mr. Dougherty had served on the board of directors of Kalidex, Adolor and Genaera. Mr. Dougherty is 55 years of age.

        Mr. Dougherty is an experienced executive with chief executive officer experience at several biotechnology companies. As a result of his professional and other experiences, Mr. Dougherty has a deep understanding of biotechnology finance, research and development, sales and marketing, strategy, and operations. Mr. Dougherty has been determined to be an "Audit Committee Financial Expert" under the SEC's rules and regulations and has significant corporate governance experience through his service on other company boards.

        Robert J. Glaser. Mr. Glaser has served as one of our directors since August 1997. Currently Mr. Glaser is a President and CEO of Corporate Call Center, Inc., a leading customer relationship management partner to several major healthcare companies. Previous to this, he was a Senior Partner of Pennmark Associates, a managing consulting group to the pharmaceutical industry. From 2004 to 2008, he was Chief Marketing and Sales Officer for Indegene, Inc., a medical education and e-learning company. During 2004,

Mr. Glaser was Executive Vice President of Sales and Marketing of Ancillary Care Management, a healthcare management company. During 2003, Mr. Glaser was Senior Vice President of Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998 to 2001, Mr. Glaser was President of the McKesson HBOC Pharmaceutical Services division of McKesson HBOC. He was President and Chief Operating Officer of Ostex International from 1996 to 1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994 to 1996, Vice President of Marketing from 1993 to 1994 and Vice President of Merck's Vaccine Division from 1991 to 1993. Mr. Glaser is 61 years of age.

        Mr. Glaser is an experienced pharmaceutical industry executive. As a result of his professional and other experiences, Mr. Glaser has a deep understanding of pharmaceutical sales, marketing and education strategy and operations as well as pharmaceutical supply management and information technologies.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR THE CLASS II DIRECTORS AS DESCRIBED IN PROPOSAL 1 ABOVE.

PROPOSAL 2

APPROVAL OF THE VIROPHARMA INCORPORATED ANNUAL INCENTIVE PLAN

General

        In March 2013, our compensation committee adopted the ViroPharma Incorporated Annual Incentive Plan (the "Plan"). Our board of directors has directed that this proposal to approve the Plan be submitted to stockholders for their approval. Under the Plan we will be able to award cash incentive compensation to employees based on our performance, the performance of certain business units and, where appropriate, individual performance. Our employees and employees of our subsidiaries are eligible to participate in the Plan. If the stockholders approve the Plan, it will meet the requirements of Section 162(m) of the Internal Revenue Code and allow the compensation committee to designate awards as "qualified performance-based compensation" under Section 162(m). Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid in excess of $1 million in any taxable year to a Covered Employee (as defined under Section 162(m)), unless such compensation is "qualified performance-based compensation" and, among other things, the material terms of the performance-based compensation have been approved by the Company's stockholders. Stockholder approval is being sought so that the compensation committee can structure future payments under the Plan to meet this exception to the deduction limitation if the compensation committee so desires. The compensation committee intends to continue to evaluate the effects of Section 162(m) in the future, including both short-term and long-term awards to our named executive officers, to ensure that the application of Section 162(m) is consistent with our best interests.

        The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan, which is attached to this Proxy Statement as Annex A.

Description of the Plan

        Purpose: The Plan provides a means for awarding cash incentive compensation to our employees and employees of our subsidiaries, including executive officers, based on the satisfaction of certain preset performance objectives (referred to as performance goals) over the fiscal year or any other period designated by the compensation committee (referred to as the performance period). The objectives of the Plan are:

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  to enhance our ability to attract, reward and retain employees;

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  to strengthen employee commitments to our success; and

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  to align employee interests with those of our stockholders by providing compensation that varies based on our success.

        Administration: The Plan will be administered and interpreted by the compensation committee. The Plan provides the compensation committee with the ability to make awards designated as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code. With respect to the administration of awards designated as "qualified performance-based compensation," the compensation committee consists of two or more persons appointed by the board of directors who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code. With respect to awards not designated as "qualified performance-based compensation," the compensation committee may delegate its responsibilities to an executive officer (as defined in the Securities Exchange Act of 1934, as amended) as it deems appropriate, except that the compensation committee may not delegate its responsibilities with respect to awards to executive officers or its authority to amend or terminate the Plan.

        The compensation committee has the authority to establish the rules and regulations relating to the Plan, interpret the Plan and those rules and regulations, select participants, determine each participant's target award percentage, approve awards under the Plan, decide the facts in any case arising under the Plan and make all other determinations, including factual determinations, and take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of its authority or power; provided that only the compensation committee has authority to amend (subject to stockholder approval in certain instances) or terminate the Plan and the compensation committee may not increase the amount of an award payable to a Covered Employee (as defined under Section 162(m)) pursuant to the terms of the Plan to the extent the award is designated as "qualified performance-based compensation" under Section 162(m) of the Code.

        Eligibility and Participation: All employees of the Company and every participating employer (including an officer or director who is also an employee, but excluding any temporary employee, "leased employee" within the meaning of Section 414 of the Code, employees governed by a collective bargaining agreement that does not provide for participation in this Plan, or individuals classified by the Company as a "contractor" or "consultant") are eligible to participate in the Plan. The compensation committee will designate which employees may participate in the Plan for each performance period. Newly hired employees are eligible to receive a prorated award for a performance period; provided that their date of hire occurs on or before September 30, or such other date as the compensation committee may specify.

        Target Award Percentage. The compensation committee will determine the employees who will be participants for the performance period and each participant's target award percentage.

        Maximum Award Amount. The maximum award payable to any Covered Employee (as defined under Section 162(m)) will not exceed $2,500,000.

        Performance Goals. For target awards designated as "qualified performance-based compensation," the performance goals are based on pre-established objective business criteria set forth in writing by the compensation committee in accordance with the timing requirements described below. The relevant criteria will be based on one or more of the following objective criteria: (A) operating income; (B) earnings before interest, taxes, depreciation and amortization; (C) earnings; (D) cash flow; (E) market share; (F) sales or revenue; (G) expenses; (H) cost of goods sold; (I) profit/loss or profit margin; (J) working capital; (K) return on equity or assets; (L) earnings per share; (M) total stockholder return; (N) price/earnings ratio; (O) debt or debt-to-equity; (P) accounts receivable; (Q) writeoffs; (R) cash; (S) assets; (T) liquidity; (U) operations and compliance; (V) intellectual property (e.g., patents); (W) product development; (X) manufacturing, production or inventory; (Y) mergers and acquisitions or divestitures; and/or (Z) individual performance objective. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (v) on a pre-tax or after tax basis.

        Such performance goals must be pre-established by the compensation committee in writing no later than the date that is 90 days after the commencement of the period of service to which the performance goal relates. In no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the performance goal is established) has elapsed. If designated as "qualified performance-based compensation," target awards for Covered Employees will satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

        For target awards not designated as "qualified performance-based compensation," the performance goals may be based on one or more of the objective criteria set forth in the paragraph above and/or may take into account any other factors deemed appropriate by the compensation committee in its sole discretion. Such performance goals may be established at such time or times as the compensation committee determines in its sole discretion.

        Subject to the requirements listed above, the performance goals established by the compensation committee may be (but need not be) different for each performance period and different performance goals may apply to different participants.

        Changes to Targets or Performance Goals. With respect to target awards designated as "qualified performance-based compensation," the compensation committee will make appropriate adjustments, consistent with the requirements of Section 162(m) of the Internal Revenue Code, to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature. To the extent that target awards designated as "qualified performance based compensation" are made, no such target award may be made as an alternative to any other award that is not designated as "qualified performance based compensation" but instead must be separate and apart from all other awards made. To the extent a target award is designated as "qualified performance based compensation," the compensation committee is authorized to reduce the target award payable to the applicable participant for any performance period based upon its assessment of personal performance or other factors, but not to increase the award beyond the target award maximum for that participant. Any reduction of a target award payable to a participant with respect to an award designated as "qualified performance-based compensation" will not result in an increase in the target award payable to any other participant with respect to an award designated as "qualified performance-based compensation."

        Except with respect to awards that are designated as "qualified performance-based compensation," the compensation committee may, at any time prior to the final determination of awards, change a participant's target award percentage or assign a different target award percentage to reflect any change in the participant's responsibility level or position during the performance period.

        Earning Awards. Generally, a participant earns an award for a performance period based on the level of achievement of the performance goals established by the compensation committee for that period.

        Determination and Payment of Awards. Upon certification of the achievement of the applicable performance goals by the compensation committee, a participant's award will normally be paid in a single lump sum cash payment as soon as practicable following the close of the performance period, but not later than 75 days after the close of the performance period.

        Limitations on Payment of Awards. Generally, a participant must be employed on the last day of a performance period to receive payment of an award under the Plan. In no event will payment be made to a participant with respect to an award designated as "qualified performance-based compensation" or, unless the compensation committee determines otherwise, to any other participant with respect to any other award, prior to the end of the performance period to which it relates.

        If a participant is on an authorized leave of absence during the performance period, the participant will be eligible to receive a prorated portion of any award that would have been earned, based on the number of days that the participant was actively employed and performed services during the performance period. If payments are to be made under the Plan after a participant's death, such payments shall be made to the personal representative of the participant's estate.

        Change of Control. If a Change of Control (as defined the Company's Amended and Restated 2005 Equity Incentive Plan) occurs prior to the end of a performance period and a participant remains in the employ of the Company through the date of the Change of Control, then the performance period will end on the date of the Change of Control and prorated awards under the Plan will be paid based on the Company's actual performance level achieved with respect to the performance goals as of the date of the Change of Control or 100% of the target award amount, whichever is greater.

        Amendment and Termination of Plan. The compensation committee has the authority to amend, modify or terminate the Plan; provided, that the compensation committee may not amend the Plan without obtaining stockholder approval if stockholder approval is required under Section 162(m) of the Code.

        Company Policies. As a condition of participation in the Plan, each participant must agree to be subject to any compensation clawback and recoupment policies that may be applicable to employees of the Company, as in effect from time to time and as approved by our board of directors or a duly authorized committee thereof, whether or not approved before or after the effective date of the Plan.

        New Plan Benefits. A new plan benefits table for the Plan is not provided because to date, no awards have been made under the Plan nor are future awards determinable as of the date of this proxy statement.

Federal Income Tax Consequences

        The following description of the federal income tax consequences of awards under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

        As a general rule, the granting of an award will not result in taxable income to an employee. The employee will generally recognize ordinary income upon payment of the award, provided, however, that grants subject to additional vesting or performance requirements will not generally be taxable until earned. Assuming awards paid under the Plan are "qualified performance-based compensation" under Section 162(m) of the Code, the Company should be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the employee. The Company may deduct from an employee's award any and all federal, state and local taxes or other amounts required by law to be withheld.

        Section 162(m) of the Code generally disallows a publicly-held corporation's tax deduction for compensation paid to its chief executive officer or any of its three most highly compensated officers other than its chief executive officer or chief financial officer, in excess of $1 million in any year. Compensation that qualifies as "qualified performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. ViroPharma intends that awards granted under the Plan that are designated as "qualified performance-based compensation" will qualify as such and be exempt from the $1 million deduction limit.

        While it is intended that the awards will not be subject to Section 409A of the Code, an award may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus interest, if the award constitutes "deferred compensation" under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE VIROPHARMA INCORPORATED ANNUAL INCENTIVE PLAN AS DESCRIBED IN PROPOSAL 2 ABOVE.

Compensation Discussion and Analysis

Executive Summary

        In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers listed below under "Our Named Executive Officers" and in the Summary Compensation Table that follows this discussion, the goals that we seek to achieve through our executive compensation program and other important factors underlying our compensation practices and policies.

        Our compensation committee structures our named executive officer compensation program with an emphasis on short- and long-term incentive compensation that rewards our named executive officers when they drive company performance and deliver increased value to our stockholders. As described below, the compensation of our chief executive officer for 2012 provides for performance-based pay (the combination of variable cash incentive compensation, options grants and performance share units) representing 86% of total compensation. Of the performance based pay, 44% is comprised of option grants which vest ratably over a period of four years and 49% is comprised of performance share units subject to performance goals which vest, if at all, three years after the date of grant.

        For 2012, we continued to execute on our core commercial growth opportunities including Cinryze in the United States and geographic diversification into Europe while maintaining a robust clinical development pipeline. While the approval of generic versions of Vancocin had a negative impact on our financial results as it resulted in reduced revenues and cash flows, we delivered positive cash flows from operations. Specifically, during 2012 we:

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  Achieved net product sales of $428 million, highlighted by Cinryze net sales of $327 million for the year, delivering growth of 30% over 2011 Cinryze net sales.

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  Commenced commercial sales of Plenadren in Europe, our third commercial product launched in Europe.

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  Achieved regulatory approval of expanded manufacturing capacity for Cinryze.

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  Generated cash flows from operations of $43 million and we ended 2012 with working capital of $339 million.

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  Repurchased approximately 7 million shares of our common stock for an aggregate cost of $180 million.

  •
  Advanced our clinical pipeline by commencing a study to evaluate the safety and efficacy of subcutaneous administration of Cinryze in combination with Halozyme's recombinant human hyaluronidase enzyme (rHuPH20), in adolescents and adults with hereditary angioedema (HAE) for prevention of HAE attacks, as well as two studies to evaluate maribavir for the treatment of CMV infections in transplant recipients.

        As a result of these achievements and performance relative to our peers, awards were made under our cash incentive compensation program at 89% of our 2012 company goal targets, resulting in a cash incentive compensation award to our CEO of $287,000 and cash incentive compensation awards to the other named executive officers which ranged from $181,000 to $223,000.

        In May 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. We had significant support from our stockholders with respect to the compensation of our named executive officers, with approximately 95 percent of stockholder votes cast in favor of our say-on-pay resolution. In evaluating our compensation practices throughout fiscal 2012, the compensation committee considered the significant support our stockholders expressed for our philosophy of linking compensation to measurable corporate performance objectives and aligning the interests of our named executive officers with those of our stockholders. As a result, the compensation committee determined to retain our general approach to executive compensation. The compensation committee will continue to consider the results of the say-on-pay votes when making future compensation decisions for the named executive officers.

Objectives of Compensation

        Our primary objectives with respect to executive compensation are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential, tie annual and long-term cash and stock incentives to achievement of measurable company and individual performance objectives and align the interests of executive officers with the interests of our stockholders. We seek to avoid compensation arrangements that would encourage our named executive officers to take excessive risk in their business decisions. Our executive compensation program rewards our named executive officers if they demonstrate the ability to lead our business as evidenced by strong financial results and operational achievement while also being designed to be transparent to ensure that our named executive officers and other stakeholders understand the program and its objectives. To that end, we focus on providing incentives for superior individual performance by paying competitive compensation, and base a significant portion of compensation upon the company's and our named executive officers' performance. We believe that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive.

Process

        Our compensation committee is responsible for determining the compensation of our named executive officers included in the Summary Compensation Table on page 35. For purposes of determining compensation for our named executive officers other than our chief executive officer, our compensation committee takes into account the recommendation of our chief executive officer. The compensation committee is primarily responsible for overseeing our incentive compensation plans and equity-based plans.

        The compensation committee consists of three non-employee directors, each of whom is "independent" under applicable NASDAQ rules, a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "Outside Director" as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. The Report of the compensation committee is set forth on page 34 of this proxy statement.

Role of Consultants

        To assist the compensation committee in carrying out its responsibilities, in 2012, the compensation committee engaged Mercer (US) Inc. (Mercer) to conduct an annual review of our total compensation program for our named executive officers as well as for certain other key executives. Mercer worked with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and an outside point of view regarding compensation proposals. Mercer provided market pay data from both published salary surveys as well as data from SEC filings of a group of industry peers. In 2012, Mercer worked with our management only on matters for which the compensation committee is responsible, although Mercer's parent corporation, Marsh & McLennan Inc., provided insurance brokerage services to us. The compensation committee has assessed the independence of Mercer pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Mercer from serving as an independent consultant to the compensation committee.

        In addition to a compensation consultant, the compensation committee also solicits the input of our management with respect to certain aspects of our executive compensation program. Specifically, for base salaries of our named executive officers other than the chief executive officer, our chief executive officer will make preliminary recommendations to the compensation committee concerning any proposed adjustments to salary for the named executive officers other than himself. Also, in developing the annual cash incentive compensation plan, the compensation committee will review management's preliminary recommendations concerning the performance objectives to be established pursuant to the plan.

Survey Data

        The published surveys utilized by Mercer detail compensation level and practices for positions within the labor markets in which we typically hire our executive staff. Survey benchmarks were selected based on industry, revenue size, number of employees, and the duties performed by each executive. Published survey sources utilized by Mercer in the analysis were:

  •
  Mercer, US Global Premium Executive Remuneration Suite

  •
  Presidio Pay Advisors, Inc., Biotechnology Industry Executive Compensation Survey

  •
  Radford Surveys & Consulting, Global Life Sciences Survey

  •
  Watson Wyatt Data Services, Survey Report on Top Management Compensation

Peer Group Data

        The compensation committee also considered publicly available compensation data provided by our compensation consultant from similarly situated organizations in our industry. The primary factors used to identify the peer group were our size relative to the peer group companies as compared by objective scope measures such as revenues, headcount, and market capitalization. Relative to the peer group identified below, ViroPharma's 2011 revenues fell at the 73rd percentile, headcount approximated the median, and market capitalization at December 31, 2011 fell at the 36th percentile. We also considered the business model of each company. We believe that consideration of these comparison factors helps the compensation committee and management determine the competitiveness of our total compensation practices and levels compared to similarly situated organizations in our industry with whom we compete for talent. The peers considered were as follows:

Acorda Therapeutics, Inc. Alexion Pharmaceuticals, Inc. Auxilium Pharmaceuticals, Inc Biomarin Pharmaceutical, Inc. Cubist Pharmaceuticals, Inc.* Exelixis Inc.*	Onyx Pharmaceuticals, Inc. Regeneron Pharmaceuticals, Inc.* Salix Pharmaceuticals, Ltd. The Medicines Co. Theravance, Inc. United Therapeutics Corp.*

*
added for 2012 compensation assessment

        As a result of a review of the peer group used in 2011, Alnylam Pharmaceuticals, Inc., Cerus Corp., Dyax Corp, and Savient Pharmaceuticals were removed from the peer group and replaced with Cubist Pharmaceuticals, Inc., Exelixis Inc., Regeneron Pharmaceuticals, Inc. and United Therapeutics, Inc. This updated group of peer companies was used by Mercer to prepare the comparative compensation data considered by the compensation committee in connection with its compensation decisions made regarding 2012 performance of our named executive officers at its meeting in January 2012. The compensation committee relies more heavily on the peer group data as the committee believes the peer group data is more representative of the labor market in which the company competes.

        In addition to peer group data, the compensation committee reviews a "tally sheet" for our chief executive officer in order to analyze the total opportunity for wealth accumulation that is available to our chief executive officer as supplemental data to the Mercer reports.

Risk

        The compensation committee considers how risks taken by management could impact the value of executive compensation. In evaluating risk, the compensation committee considered the percentage of compensation representing each of base salary, variable cash incentive compensation and equity compensation and determined to maintain a balance between each of the elements of our compensation program to encourage decision making that is in the best long-term interests of the company and our stockholders. Further, our variable cash incentive compensation plan and equity compensation plan each include several design features that reduce the likelihood of excessive risk taking including:

  •
  our overall corporate goals are established by the compensation committee at the beginning of the year and include a variety of clinical development, pre-clinical and commercial objectives as well as financial performance oriented metrics, business development and compliance targets;

  •
  our variable cash incentive compensation plan consists of two factors—company and individual;

  •
  all employees participate in the same variable cash incentive compensation plan;

  •
  our named executive officers are eligible to receive a target cash incentive compensation award of 50% of their base salary with a maximum limit on the amount of variable cash incentive compensation established at 62.5% of base salary which is achievable only in the event both the company and individual performance are considered exceptional;

  •
  our stock incentive plans are designed to provide incentives to our named executive officers over a longer time horizon to align their interests with the interests of stockholders and reduce short term risk taking; specifically, stock options vest over a four-year period based on continued service and performance stock units are earned over a three year period based on attainment of performance criteria;

  •
  stock options are granted with an exercise price established at the fair market value on the date of grant so that all the value received by the recipient of a stock option is based on the growth of the stock price and we cannot reprice or exchange outstanding options granted under the 2005 Plan without the consent of our stockholders; and

  •
  we have implemented equity ownership guidelines to enhance the linkage between the interests of executives and those of stockholders.

Executive Equity Ownership Guidelines

        In February 2013, the board of directors adopted stock ownership guidelines for certain executive officers, including the named executive officers, of the company, in order to further the investment of such executive officers in the success of the Company and to encourage a long-term perspective in managing the Company. Under the guidelines, members of the executive management team (including all named executive officers) are expected to own shares of company common stock that have a value equal to a multiple of their base salary as follows:

Chief executive officer	5x base salary
Chief operating officer	3x base salary
Other members of the executive management team	2x base salary

Shares held directly or indirectly, as well as vested but unexercised shares of company stock subject to outstanding stock options, are counted toward meeting these guidelines. Each individual is expected to satisfy the applicable stock ownership guideline within five years. The compensation committee of the board of directors shall be responsible for monitoring the application of these equity ownership guidelines.

Elements of Compensation

        The compensation committee has adopted a mix among the compensation elements in order to further our compensation goals. For 2012, the elements included:

  •
  Base salary;

  •
  Variable compensation consisting of cash incentive compensation based upon individual and corporate performance; and

  •
  Equity grants comprised of:

  •
  stock option grants with exercise prices set at the fair market value at the time of grant and vesting over a four year period; and

  •
  performance share unit awards which will be earned based on the attainment of certain company performance goals measured over a three-year performance period.

        The compensation committee believes this combination of elements provides reasonable fixed compensation on which our named executive officers can rely, while providing both short- and long-term performance incentives. It is the intent of the compensation committee that base salary be set near the median range of the peer group data and targeted annual cash incentive level and the target long-term equity incentive award values be set slightly above the median range of the peer group data. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee's objective to make a significant portion of the pay for our named executive officers performance based. The compensation committee reviews information provided by the compensation consultant to determine the appropriate levels and mix of compensation elements.

        In 2012, annual compensation of our named executive officers was comprised of:

Element	Percentage of Total Compensation
Base salary	14% to 23%
Variable cash incentive compensation	6% to 11%
Equity grants (stock options and PSUs)	65% to 80%

        As depicted in the chart below, the compensation of our chief executive officer for 2012 provides for performance-based pay (the combination of variable cash incentive compensation, options grants and performance share units) representing 86% of total compensation.

Elements of CEO Compensation

        Base Salary. Base salaries for our named executive officers are evaluated on an annual basis in the first quarter of each year and are generally targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at our peers. The committee believes that establishing base salary at the median range of the survey and peer group data is appropriate because it is consistent with the compensation committee's objective to make a significant portion of the pay for our named executive officers performance based. In reviewing the base salaries of the named executive officers for 2012, the compensation committee reviewed a market assessment provided by Mercer which included information from the salary surveys and peer group data described above. Our compensation committee also evaluated the company's growth and internal change, the expertise of the individual executive both as to his or her position and in the industry generally, the competitiveness of the market for the executive's services, the recommendations of our chief executive officer (except in the case of our chief executive officer's own compensation), and individual performance of the named executive officer. Increases in annual base salaries for 2012 were designed to maintain competitive compensation and motivate the executive to achieve the business objectives set for 2012. In January of 2012, the compensation committee increased the 2012 base salaries of all of our named executive officers other than Mr. Milano and Mr. Soland by approximately 3.7% to 5.5%. The compensation committee determined that the base salaries of Mr. Milano and Mr. Soland were below the median range of the peer group and provided Mr. Milano with a 12.2% increase and Mr. Soland with a 10.0% increase. Following such increases, base salaries for the named executive officers, other than our CEO, approximated the median range of the peer group data. For our chief executive officer, the base salary remained below the median and a determination was made by the compensation committee that the value of this deviation from the median would be shifted to long term equity compensation in the form of additional performance share units as described below.

        Variable Cash Incentive Compensation. We have a variable cash incentive compensation plan covering our named executive officers. We believe that the variable cash incentive compensation opportunity should be set slightly above the median range of cash incentive compensation awards to executives at our peers, while the actual amount of any cash incentive compensation award will be determined by our performance and the performance of the individual named executive officer. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee's objective to make a significant portion of the pay for our named executive officers performance based. Our named executive officers are eligible to receive a target cash incentive compensation award of 50% of their base salary, while the actual amount of any cash incentive compensation award will be determined by our performance and the performance of the individual. The compensation committee provides that each named executive officer's target cash incentive compensation opportunity is the same in order to align their incentives and preserve internal pay equity among them. The committee also noted that this practice deviated from the practice of peer group companies which generally provided a higher target cash incentive compensation percentage to the chief executive officer. As a result, the compensation committee determined that the value of this deviation would be shifted to long term equity compensation in the form of additional performance share units as described below.

        The variable cash incentive compensation plan consists of two factors: company and individual. Each of these factors is itself separately weighted. The company factor represents the degree to which we achieved our overall corporate goals in a given year. For the named executive officers, the company factor receives a 70% weighting in order to ensure that the incentive compensation system for our management team is closely tied to our performance, aligning the interests of our named executive officers with those of our stockholders. The individual factor, which is based on individual named executive officer performance, receives a 30% weighting.

        Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on the company's performance and the performance of the individual named executive officer, he could receive up to 125% of the target cash incentive compensation opportunity. In order for an individual named executive officer to achieve in excess of 100% of his individual factor, the named executive officer must demonstrate performance which is considered "exceptional", which is measured by surpassing all individual goals (115% to 125%) or "exceeds", which is measured by achieving or surpassing all goals (101% to 114%).

        A named executive officer's target cash incentive compensation percentage is multiplied by the sum of the company factor multiplied by its weighting of 70% and the individual factor multiplied by its weighting of 30% to determine the actual cash incentive compensation award paid. Cash incentive compensation awards, if any, are paid during the first quarter of the year immediately following the year of measurement.

        The compensation committee intends that our goals be ambitious and are subject to the high risks associated with developing and commercializing pharmaceuticals. We expect that not all of our programs will be successful, however, we establish our annual goals as if they will be. Accordingly, when measuring whether a goal has been achieved, the compensation committee may take into account the percentage of the goal completed as opposed to an "all or none" approach.

  2012 Company Goals

        The elements that the compensation committee established as our overall corporate goals in January 2012 included a variety of commercial objectives, clinical development objectives, regulatory matters, financial performance oriented metrics, as well as business development and compliance targets, which are categorized into three groups: Products, Pipeline and Corporate. The Product related objectives included: company wide net sales targets of $600 million; addition of specified numbers of Cinryze patients in the United States and Europe; the commercial launch of Plenadren in one European country as well as capacity expansion goals for Cinryze and Buccolam manufacturing facilities. Our Pipeline objectives included (i) a target for Cinryze related to the completion of enrollment in a phase 2 clinical study of the subcutaneous administration of Cinryze; (ii) a target for our Non-toxigenic strain of C. difficile (VP 20621) related to achievement of completion of enrollment for the phase 2 secondary prevention study; (iii) timing of the initiation of the registry study for Plenadren as required by the European Medicines Agency; (iv) a target related to the initiation of at least two clinical studies with Cinryze in additional areas of therapeutic interest; (v) reaching a determination regarding the path forward for Plenadren in the United States; (vi) assessment of maribavir open label data and (vii) goals related to preclinical activities for VP20629 (treatment of Friedreich's Ataxia). The Corporate objectives included achieving adjusted net income of $150 million; a business development goal related to the progress in completing acquisitions or obtaining rights to drug candidates; a compliance goal related to ensuring compliance with applicable laws; and a goal related to the continuous improvement of global communications. In April 2012, the compensation committee confirmed that the financial metrics were to be assessed on a pro-rated basis following the FDA approval of generic versions of Vancocin and the goals were adjusted and measured against adjusted forecasts.

        The compensation committee established the relevant weight of each category of goals at the same time as the goals were established. The weightings for 2012 are included in the table below. The compensation committee establishes corporate goals which are intended to encourage company growth not only in the year for which the goals are established, but also supportive of growth across the medium and long term and are not intended to encourage excessive risk taking. The specific annual performance goals reflect our confidential operating plan and information, reflecting our confidential planning process, and, accordingly, to disclose these goals publicly would cause significant competitive harm to us.

        In January 2012, the compensation committee considered the cash incentive compensation for 2012 performance and 2013 compensation matters. The compensation committee reviewed each of the company goals. In the Product category, the committee noted the continued successful commercialization of Cinryze, including significant patient adds and revenue growth in the United States, the launch of Plenadren in four European countries, the regulatory approval of the industrial scale manufacturing for Cinryze, and progress in increasing the manufacturing capacity for Buccolam. In the Pipeline category the committee reviewed the status of each of the clinical development programs, noting the progress made in the advancement of our clinical studies of the subcutaneous administration of Cinryze, maribavir, and VP 20621, although not on the timeframes established in January. The compensation committee evaluated the reasons for delays in certain of the programs and discussed the remediation steps taken. The compensation committee also noted the progress with the Plenadren registry study and studies related to new areas of therapeutic interest for Cinryze. The compensation committee also recognized the significant impact of the FDA approval of a generic version of Vancocin on our revenues and adjusted net income. The compensation committee considered our efforts in conducting our business so that the company complies with laws and regulations and in accordance with our values and efforts to evaluate several potential business development transactions.

        The following table compares the 2012 financial goals with our actual achievements:

Goal	Incentive Compensation Target (100%)	Actual
Net sales*	$475 million	$428 million
Adjusted Net Income*	$100 million	$51 million

*
Goal adjusted based upon the timing of Vancocin generic entry and measured against adjusted forecasts.

        These accomplishments reflected the efforts of our employees, including our named executive officers, and were taken into account by the compensation committee in providing our named executive officers with salary increases, equity grants and annual cash performance awards under our cash incentive compensation program at 89% of our 2012 company goal targets. In making this determination, the compensation committee considered our progress against the predefined incentive compensation program goals and program weighting. Specifically, the compensation committee evaluated our achievements on a program basis as follows:

Goal	January Pre-defined Weight	Percentage Achievement	Incentive Compensation Determination
Products	40%	95%	38%
Pipeline	40%	90%	36%
Corporate	20%	75%	15%
TOTAL	100%		89%

  2012 Individual Goals

        Our chief executive officer establishes the individual performance goals for the named executive officers other than himself. Each named executive officer's individual goals relate to his responsibilities and duties based on his position as those responsibilities and duties relate to the corporate goals established by the committee. The individual goals are intended to serve as supplemental measures to provide our named executive officers with guidance regarding our expectations for 2012 performance. The individual goals are not weighted or quantitative in and of themselves, other than that the individual performance factor represents 30% of each named executive officer's cash incentive compensation opportunity. After the end of the fiscal year, our chief executive officer provides an assessment to the compensation committee of each named executive officer's performance with respect to his individual goals. The compensation committee reviews the chief executive officer's assessment and adjusts the level of performance (upward or downward) as it determines in its discretion based on its own assessment of each named executive officer's performance. As noted above, in order for an individual named executive officer to achieve in excess of 100% of his individual factor, such individual must demonstrate performance which is considered "exceptional," which is measured by surpassing all individual goals (115% to 125%) or "exceeds," which is measured by achieving or surpassing all goals (101% to 114%). With respect to the individual goals for our chief executive officer, for the past five years, our compensation committee has applied the company factor as our chief executive officer's individual performance factor based upon the belief the company's performance is representative of our chief executive officer's individual performance insofar as our chief executive officer is ultimately responsible for management of the company and its performance.

        For 2012, the individual performance goals for each of our named executive officers (other than our chief executive officer) were as follows:

Name	2012 Individual Performance Goals
Charles A. Rowland, VP, Chief Financial Officer	Managing financial reporting;
Maintaining and improving financial controls, financial management, budgeting and forecasting;
Improving our capital structure; and
Managing information technology, facilities, and treasury functions.
Colin Broom, VP, Chief Scientific Officer	Management of clinical and medical affairs matters related to Cinryze as well as clinical aspects of Cinryze life cycle management planning;
Support of clinical registry studies for Cinryze and Pleandren in Europe;
Achieving milestones in the clinical development of subcutaneous administration of Cinryze, maribavir and NTCD; and
Improving organizational efficiencies in the clinical development and medical affairs teams.
Robert G. Pietrusko, VP, Regulatory	Management of global regulatory matters related to Cinryze, Buccolam, and Plenadren, and filings related to Cinryze manufacturing capacity expansion.
Daniel B. Soland, VP, Chief Operating Officer	Management of the commercial activities in the United States;
Management of technical operations group in support of Cinryze manufacturing capacity expansion and NTCD development; and
Management of European Union operations.

        With respect to individual performance, the compensation committee determined that our chief executive officer's individual performance was 89%, the same level as the company factor for 2012. As noted above, for the past five years the compensation committee has applied the company factor as our chief executive officer's individual performance factor.

        The compensation committee determined that the individual performance for 2012 for our Chief Financial Officer and Vice President, Regulatory was in the "exceeds" range. Our Chief Financial Officer's individual performance was 105% based on improvement of our capital structure through the repurchases of our common stock as well as effective management of our financial reporting, controls and forecasting procedures. In addition, the compensation committee determined that the individual performance of our

Vice President, Regulatory was 105% based on his management of regulatory matters related to Cinryze including receiving FDA approval of our expansion of manufacturing capacity for Cinryze. The compensation committee determined that the individual performance for 2012 for our other named executive officers achieved their goals at the 100% level. For our chief operating officer, the performance factor was determined primarily as a result of the continued commercial success of Cinryze in the United States and management of the technical operations group in support of the Cinryze manufacturing capacity expansion and his role in overseeing the management of our European operations. The compensation committee determined that our Chief Scientific Officer's individual performance was 100% based on his oversight of the clinical studies of subcutaneous administration of Cinryze, maribavir, and VP 20621, management of the FDA questions regarding the combination of Cinryze with rHuPH20, as well as development of studies to explore new areas of therapeutic interest for Cinryze.

        Mr. Milano received a cash incentive compensation award for 2012 in the amount of $287,025, which equates to 89% of his target cash incentive compensation opportunity. The compensation committee also authorized the payment of cash incentive compensation awards to the other named executive officers which ranged from $164,150 to $223,366.

        Equity Compensation. We believe that long-term performance is achieved through an ownership culture fostered through the use of stock and stock-based awards that encourage performance by our named executive officers. Grants made under our 2005 Equity Incentive Plan are intended to provide our named executive officers with incentives that are intended to align their interests with the interests of stockholders. Our stock incentive plan has provided the principal method, other than through our employee stock purchase plan and open market purchases, for our named executive officers to acquire equity in our company.

        We expect to continue to use stock options and performance share units as our long-term incentive vehicles because:

  •
  Stock options and performance share units help to provide a balance to the overall executive compensation program as base salary and our discretionary annual cash incentive compensation program focus on short-term compensation,

  •
  Stock options and performance share units align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

  •
  Stock options and performance share units are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price and the vesting of performance share units are subject to achievement of specified performance criteria.

  •
  The vesting period of stock options and performance share units encourages employee retention and the preservation of stockholder value.

        Our compensation committee oversees the administration of our equity incentive plans. Generally, stock options are granted to all employees at the commencement of employment and twice annually, which practice was followed in 2012. Further, in general, grants of stock options are generally not awarded based on performance but are instead granted as a matter of course as an overall component of compensation. Our stock incentive plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting on each twelve month anniversary of the employment commencement date for new hire grants, and on each twelve month anniversary of the grant date for annual grants made after an employee's employment commencement date, in each case, subject to continued employment on each vesting date, and generally expire ten years after the date of grant. Fair market value is defined to be the closing sale price during regular trading hours of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code. In 2012, our equity compensation practices were modified to include a mix of employee stock options and performance share unit awards which will be earned based on the attainment of certain company performance goals measured over a three-year performance period.

        We do not have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. While we have historically made option grants twice annually, the compensation committee retains the discretion to make additional awards at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. During 2012, the compensation committee determined to grant an equal percentage of options in January and in June to the named executive officers.

        In determining the value of the stock options to be granted to our named executive officers, we take into account the individual's position, scope of responsibility, ability to affect our performance, profits and stockholder value, peer group practice, the individual's historic and recent performance and the value of stock options in relation to other elements of the individual executive's total compensation. The compensation committee also considers the cost of equity awards and the projected impact on stockholder dilution. The target long-term incentive award values are set slightly above the median range of the survey and peer group data. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee's objective to make a significant portion of the pay for our named executive officers performance based.

        In January 2012, the compensation committee reviewed market data provided by Mercer utilizing a Black-Scholes value based approach as set forth in the table below. The responsibilities of Mr. Milano as our chief executive officer and Mr. Soland as our chief operating officer resulted in option grants in excess of those granted to the additional named executive officers. Each of the January option grants were made at an exercise price of $28.16 which represented the last sale price of our common stock reported at the close of business on the grant date. The compensation committee also made grants of performance share units as set forth in the table. A description of the performance share units follows immediately below the table.

		Performance Share Unit Awards
Name	Stock Option Grant	Minimum Number of Actual Shares That May Be Earned	Target Number of Performance Share Units	Maximum Number of Actual Shares That May Be Earned
Vincent Milano	54,530	0	53,730	107,460
Colin Broom	27,265	0	6,820	13,640
Robert Pietrusko	27,265	0	6,820	13,640
Charles Rowland	27,265	0	6,820	13,640
Daniel Soland	36,890	0	9,220	18,440

        The performance share unit awards made to the named executive officers will be earned and vested and convert into actual shares of our common stock based on our attainment of certain performance goals measured over the three-year period beginning January 1, 2012 and ending December 31, 2014, subject to the named executive officer's continued employment with us through that period. The actual number of shares of common stock into which the performance share units may convert will be calculated by multiplying the number of performance share units by a performance percentage ranging from 0% to 200% based on the attained level of our performance as measured in terms of the following three performance goals:

          (a)   3-Year Net Sales Cumulative Annual Growth Rate, excluding Vancocin (weighted at 60%);

          (b)   3-Year Non-GAAP Net Income as a Percent of Sales (weighted at 30%); and

          (c)   our total stockholder return for the three-year performance period relative to the total stockholder return realized by the companies comprising the NASDAQ Biotechnology Index for that period (weighted at 10%).

        For purposes of the second criterion, our GAAP Net Income will be adjusted for specific non-recurring or non-cash items, net of applicable income tax as shown in our quarterly press release, expressed as a percentage of Net Sales. All of the performance measures will be evaluated based on the average annual results over the 3-year period.

        Each of the performance criterion have levels of achievement designated as threshold, target and maximum, with 50% of the performance share units vesting if the threshold level is achieved, 100% of the performance share units vesting if the target level is achieved, and 200% of the performance share units vesting if the maximum level is achieved.

        The actual number of performance share units earned and vested will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goals, rounded down to the nearest whole number. In the event that the actual performance level achieved does not meet threshold performance (i.e., less than 50%) for the applicable performance measure, then no performance share units will be earned and vested for that performance measure. Threshold level performance may be achieved for one performance measure and not another based on our actual performance during the three year performance period.

        The actual number of performance share units earned and vested will be determined by the compensation committee based on the actual performance level achieved with respect to the applicable performance goals based upon the audited financials for the performance period, subject to the items for which performance goals may be adjusted pursuant to the Plan and factoring in the weighting for each performance measure (as described above).

        The performance criteria are based on our long term plans as reviewed by the board of directors. Our ability to achieve the targets is difficult to predict, since many factors can arise over the course of the three year measurement period. While we believe the targets are achievable, it represents a significant stretch over 2011 performance and is subject to the continually changing dynamics associated with our industry.

        Should a named executive officer's employment with us terminate prior to the completion of the performance period, then his performance share units will be forfeited, whether or not the performance goals are met.

        In June 2012, the compensation committee awarded options to purchase the remaining fifty percent of the target option value established during the January 2012 meeting as set forth below. Each of the June option grants were made at an exercise price of $20.07 which represented the last sale price of our common stock reported at the close of business on the grant date.

Name	Stock Option Grant
Vincent Milano	71,447
Colin Broom	35,723
Robert Pietrusko	35,723
Charles Rowland	35,723
Daniel Soland	48,334

        Other Compensation. We do not offer executive perquisites. We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

  •
  Health, vision and dental insurance;

  •
  Life insurance;

  •
  Disability insurance;

  •
  401(k) with company match; and

  •
  Employee stock purchase plan providing for the opportunity to purchase our common stock at a discount to market price.

        We believe that these benefits are consistent with those offered by other companies, specifically those provided by our peers. Occasionally, certain executives separately negotiate other benefits in addition to the benefits described above, such as reimbursement of relocation expenses. No such additional benefits were provided in 2012 to our named executive officers.

Tax and Accounting Considerations for Executive Compensation

        The compensation paid to our named executive officers is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our named executive officers are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements. We also do not permit gross-up payments for excise taxes under Section 4999 of the Internal Revenue Code.

        Section 162(m) of the Internal Revenue Code, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to "covered employees" under Section 162(m), excluding, among other things, certain "qualified performance-based compensation." Historically Section 162(m) has not affected the ability to deduct compensation paid to our named executive officers. In fact, all stock option awards made under our equity compensation plans were structured and administered in a manner intended to be exempt from Section 162(m) and the compensation committee intends that the performance share unit awards made to our named executive officers in January 2012 will meet the qualified performance based compensation exception to Section 162(m). If approved by shareholders, the Annual Incentive Plan is structured to allow the compensation committee to designate awards as "qualified performance-based compensation" under Section 162(m). The compensation committee intends to continue to evaluate the effects of Section 162(m) in the future, including both short-term and long-term awards to our named executive officers, to ensure that the application of Section 162(m) is consistent with our best interests.

        We include the accounting impact of equity awards as required by the accounting standards for share based compensation in our financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and non-employee directors company-wide. We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standard principles governing equity-based arrangements and, more specifically, so that they are afforded equity rather than liability treatment under those standards. We have not, however, materially altered the design of our awards as a result of changes to the standard for accounting for equity-based compensation. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Change of Control Agreements, Severance Agreement and Severance Plan

        We do not have employment agreements with our named executive officers, however, we have entered into change of control agreements with our named executive officers and certain other key executives.

        The compensation committee believes that the change of control agreements are an important part of our overall compensation program for our named executive officers. The compensation committee believes that these agreements will help to secure the continued employment and dedication of our named executive officers, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The compensation committee also believes that these agreements are important as a recruitment and retention device, as most of the companies in our peer group with which we compete for executive talent have similar agreements in place for their named executive officers. The change of control agreements do not provide excise tax gross-ups. For a more detailed discussion of the terms of these agreements, including the amounts payable under these agreements to our named executive officers, please refer to the section "2012 Potential Payments Upon Termination or Change of Control" on page 39.

        Our equity incentive plans under which we have issued equity awards to our employees provide for accelerated vesting of stock options under certain circumstances in connection with a change of control of us. If a change of control occurs and the equity incentive plan is not continued by a successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

  •
  If a change of control occurs and our plan is continued by a successor corporation, or if our participants receive equivalent, substituted stock options or restricted shares in a successor corporation, then if the participant is not offered substantially equivalent employment with the successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

  •
  If any participant is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his options will not be subject to accelerated vesting and the restrictions on his restricted shares will not lapse. If that participant's employment with the successor corporation is terminated during the six month period following the change of control, however, then any unvested options and restricted shares held as of the date of termination will be treated in the manner described above (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years).

        The following report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on form 10-K for the year ended December 31, 2012.

                      MEMBERS OF THE COMPENSATION
                          COMMITTEE

                      Robert J. Glaser (Committee Chairman)
                      William D. Claypool, M.D.
                      Julie H. McHugh

March 27, 2013

EXECUTIVE COMPENSATION

        The following table provides information on the compensation earned by our chief executive officer, chief financial officer and our three other most highly compensated executive officers for the fiscal year ended December 31, 2012, and for each of the two previous years.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation ($)(4)	Total ($)
Vincent J. Milano	2012	$645,000	—	$1,918,702	$1,716,054	$287,025	—	$7,500	$4,574,281
Chief Executive Officer	2011	$575,000	—	$372,285	$1,841,427	$359,375	—	$3,675	$3,445,871
	2010	$517,500	—	—	$1,584,742	$297,563	—	$3,675	$2,403,555
Charles A. Rowland	2012	$385,000	—	$243,550	$858,021	$180,565	—	$7,500	$1,674,636
VP, Chief Financial	2011	$365,000	—	$186,139	$920,725	$219,913	—	$3,675	$1,695,452
Officer	2010	$351,900	—	—	$963,050	$197,064	—	$3,675	$1,515,689
Colin Broom	2012	$395,000	—	$243,550	$858,021	$182,292	—	$7,500	$1,686,363
VP, Chief Scientific	2011	$381,000	—	$186,139	$920,725	$221,250	—	$3,675	$1,718,234
Officer	2010	$367,426	—	—	$963,050	$205,759	—	$3,675	$1,539,910
Robert G. Pietrusko	2012	$390,000	—	$243,550	$858,021	$182,910	—	$7,500	$1,681,981
VP, Regulatory	2011	$375,000	—	$186,139	$920,725	$223,125	—	$3,675	$1,708,664
	2010	$362,251	—	—	$963,050	$205,577	—	$3,675	$1,534,552
Daniel B. Soland	2012	$484,000	—	$329,232	$1,160,919	$223,366	—	$7,500	$2,205016
VP, Chief Operating	2011	$440,000	—	$251,846	$1,245,669	$268,400	—	$3,675	$2,680,101
Officer	2010	$377,775	—	—	$1,203,813	$217,221	—	$3,675	$1,802,482

(1)
This column reflects the grant date fair value of performance share unit awards computed in accordance with share-based payments accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values may be found in Note 12 to our 2012 audited financial statements in our Form 10-K. The grant date fair values of the performance share unit awards were determined based on the probable number of shares that could be awarded to each named executive officer as determined by us based on our evaluation of the probable level of achievement of the performance criteria. The following table shows what the aggregate grant date fair value of the performance share unit awards would have been assuming that the highest level of performance would be achieved:

Name	Number of Shares Assuming Maximum Performance(#)	Grant Date Fair Value Assuming Maximum Performance($)
Vincent J. Milano	107,460	2,967,239
Charles A. Rowland	13,640	376,635
Colin Broom	13,640	376,635
Robert Pietrusko	13,640	376,635
Daniel Soland	18,440	509,175
(2)
This column reflects the grant date fair value of stock options computed in accordance with share-based payments accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values may be found in Note 12 to our 2012 audited financial statements in our Form 10-K.
(3)
The amounts shown in this column constitute awards earned in 2012 under the 2012 cash incentive compensation plan; amounts earned were paid in January 2013. For a further discussion of these awards, see the Compensation Discussion and Analysis beginning on page 20 of this proxy statement.
(4)
Represents contributions made by the company on behalf of such person to our 401(k) plan for each of the named executive officers.

Grants Of Plan Based Awards

								All Other Option Awards: Number of Securities of Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)
									Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(4)	Target (#)	Maximum (#)
Vincent J. Milano	N.A.	—	$322,500	$403,125
	6/4/2012							71,447	$20.07	$821,576
	1/5/2012							54,530	$28.16	$894,447
	1/5/2012				0	53,730	107,460	—	$28.16	$1,918,701
Charles A. Rowland	N.A.	—	$192,500	$240,625
	6/4/2012							35,723	$20.07	$410,728
	1/5/2012							27,265	$28.16	$447,238
	1/5/2012				0	6,820	13,640	—	$28.16	$243,550
Colin Broom	N.A.	—	$197,500	$246,875
	6/4/2012							35,723	$20.07	$410,728
	1/5/2012							27,265	$28.16	$447,238
	1/5/2012				0	6,820	13,640	—	$28.16	$243,550
Daniel Soland	N.A.	—	$242,000	$302,500
	6/4/2012							48,334	$20.07	$555,798
	1/5/2012							36,890	$28.16	$605,121
	1/5/2012				0	9,220	18,440	—	$28.16	$329,232
Robert Pietrusko	N.A.	—	$195,000	$243,750
	6/4/2012							35,723	$20.07	$410,728
	1/5/2012							27,265	$28.16	$447,238
	1/5/2012				0	6,820	13,640	—	$28.16	$243,550

(1)
Represents the range of possible payments under the cash incentive compensation plan. For 2012, the compensation committee granted awards to the named executive officers under the cash incentive compensation plan, all of which are reported as Non-Equity Incentive Plan Compensation in the 2012 Summary Compensation Table located on page 20 of this proxy statement.
(2)
In January 2012, the named executive officers were granted performance share unit awards, with the amount of shares to be issued there-under based on the level of achievement of three performance criteria.
(3)
Consists of stock options awarded during 2012 under our 2005 Equity Incentive Plan. The stock option awards vest 25% on each of the first four anniversaries of the grant date. The stock options have a ten-year term and an exercise price equal to the closing market price of our common stock on the date of grant.

        Stock Option Grants: The stock options granted in fiscal year 2012 to the named executive officers have an exercise price equal to the fair market value of our common stock on the day of grant, vest over a four-year period with 25% vesting on each twelve month anniversary of the grant date, subject to continued employment, and expire ten years after the date of grant. Fair market value is defined to be the closing sale price during regular trading hours of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. In determining the number of stock options to be granted to executives, our compensation committee takes into account the individual's position, scope of responsibility, ability to affect profits and stockholder value, peer group practice, the individual's historic and recent performance and the value of stock options in relation to other elements of the individual executive's total compensation. The compensation committee also considers the cost of equity awards and the projected impact on shareholder dilution.

        Performance Share Units: The performance share unit awards made to the named executive officers will be earned and vested and convert into actual shares of our common stock based on our attainment of certain performance goals measured over the three-year period beginning January 1, 2012 and ending December 31, 2014 and subject to the named executive officer's continued employment with us through that period. The actual number of performance share units earned and vested will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goals, rounded down to the nearest whole number. In the event that the actual performance level achieved does not meet threshold performance (i.e., less than 50%) for the applicable performance measure, then no performance share units will be earned and vested for that performance measure. Threshold level performance may be achieved for one performance measure and not another based on the Company's actual performance during the three year performance period.

        Cash Incentive Compensation Plan Awards: During 2012, the compensation committee approved the awards under our cash incentive compensation plan, which provided our executive officers, including our chief executive officer, with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2012, each of our executive officers earned a cash incentive compensation amount that was below the target cash incentive compensation opportunity levels established under the annual cash incentive compensation plan. Our chief executive officer received a cash incentive compensation award equal to 89% of his target cash incentive compensation opportunity level established under the annual cash incentive compensation plan. The cash incentive compensation award amounts earned by our executive officers are reported as "Non-Equity Incentive Plan Compensation" in the 2012 Summary Compensation Table above.

Outstanding Equity Awards At Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Vincent J. Milano	0	71,447		$20.07	6/4/2022
								53,730	(3)	$1,918,702	(3)
	0	54,530		$28.16	1/5/2022
	20,130	60,391		$17.98	6/6/2021
								20,130	(2)	$372,285	(2)
	20,130	60,391		$17.84	1/5/2021
	35,000	35,000		$11.31	6/7/2020
	90,000	90,000		$8.86	1/7/2020
	14,000	14,000		$5.91	6/11/2019
	62,999	21,001		$13.50	01/8/2019
	115,000	0		$9.99	6/13/2018
	25,000	0		$9.96	1/11/2018
	50,000	0		$13.97	6/15/2017
	55,000	0		$15.24	1/12/2017
	60,000	0		$8.71	8/03/2016
	60,000	0		$19.73	1/17/2016
	40,000	0		$7.05	6/21/2015
	18,582	0		$3.14	1/21/2015
	40,309	0		$3.55	1/15/2014
Charles A. Rowland	0	35,723		$20.07	6/4/2022
								6,820	(3)	$243,550	(3)
	0	27,265		$28.16	1/5/2022
	10,065	30,196		$17.98	6/6/2021
								10,065	(2)	$186,139	(2)
	10,065	30,196		$17.84	1/5/2021
	25,000	25,000		$11.31	06/7/2020
	0	50,000		$8.86	01/07/2020
	10,000	10,000		$5.91	06/11/2019
	39,444	15,001		$13.50	01/08/2019
	39,917	0		$11.96	10/20/2018

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Colin Broom	0	35,723		$20.07	6/4/2022
								6,820	(3)	$243,550	(3)
	0	27,265		$28.16	1/5/2022
	10,065	30,196		$17.98	6/6/2021
								10,065	(2)	$186,139	(2)
	10,065	30,196		$17.84	1/5/2021
	25,000	25,000		$11.31	06/7/2020
	0	50,000		$8.86	01/07/2020
	0	10,000		$5.91	06/11/2019
	49,999	15,001		$13.50	01/08/2019
	55,000	0		$9.99	06/13/2018
	5,001	0		$9.96	01/11/2018
	40,000	0		$13.97	06/15/2017
	40,000	0		$15.24	01/12/2017
	40,000	0		$19.73	01/17/2016
Daniel Soland	0	48,334		$20.07	6/4/2022
								9,220	(3)	$329,232	(3)
	0	36,890		$28.16	1/5/2022
	13,617	40,853		$17.98	6/6/2021
								13,618	(2)	$251,846	(2)
	13,617	40,853		$17.84	1/5/2021
	31,250	31,250		$11.31	06/7/2020
	62,500	62,500		$8.86	01/07/2020
	37,500	12,500		$5.91	06/11/2019
	50,694	18,751		$13.50	01/08/2019
	80,000	0		$9.99	06/13/2018
	14,999	0		$9.96	01/11/2018
	40,000	0		$13.97	06/15/2017
	33,439	0		$15.24	01/12/2017
	68,824	0		$12.83	11/06/2016
Robert Pietrusko	0	35,723		$20.07	6/4/2022
								6,820	(3)	$243,550	(3)
	0	27,265		$28.16	1/5/2022
	10,065	30,196		$17.98	6/6/2021
								10,065	(2)	$186,139	(2)
	10,065	30,196		$17.84	1/5/2021
	25,000	25,000		$11.31	06/7/2020
	10,000	50,000		$8.86	01/07/2020
	10,000	10,000		$5.91	06/11/2019
	44,999	15,001		$13.50	01/08/2019
	15,000	0		$9.99	06/13/2018
	20,000	0		$9.96	01/11/2018
	14,000	0		$13.97	06/15/2017
	100,000	0		$15.08	04/30/2017

(1)
Option awards vest as follows:
(a)
Grants with expiration dates in the years 2013, 2014, 2015, 2016, 2017 and 2018 are fully vested.
(b)
All other grants vest one-fourth on the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary of the date of grant and one-fourth on the fourth anniversary of the date of grant. Grants with expiration dates in 2019 are 75% vested, grants with expiration dates in 2020 are 50% vested, grants with expiration dates in 2021 are 25% vested and grants with expiration dates in years after 2021 have not vested at all.
(c)
All option awards have a term of 10 years.
(2)
Reflects performance share unit awards made to the named executive officers in January 2011 which will be earned and vested and convert into actual shares of our common stock based on our attainment of certain performance goals measured over the three-year period beginning January 1, 2011 and ending December 31, 2013 and subject to the named executive officer's continued employment with us through that period. The number of shares and value reflected in the column were determined based on achieving threshold performance goals. The actual number of performance share units earned and vested will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goals, rounded down to the nearest whole number. In the event that the actual performance level achieved does not meet threshold performance (i.e., less than 50%) for the applicable performance measure, then no performance share units will be earned and vested for that performance measure. Threshold level performance may be achieved for one performance measure and not another based on the Company's actual performance during the three year performance period.
(3)
Reflects performance share unit awards made to the named executive officers in January 2012 which will be earned and vested and convert into actual shares of our common stock based on our attainment of certain performance goals measured over the three-year period beginning January 1, 2012 and ending December 31, 2014 and subject to the named executive officer's continued employment with us through that period. The number of shares and value reflected in the column were determined based on achieving threshold performance goals. The actual number of performance share units earned and vested will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goals, rounded down to the nearest whole number. In the event that the actual performance level achieved does not meet threshold performance (i.e., less than 50%) for the applicable performance measure, then no performance share units will be earned and vested for that performance measure. Threshold level performance may be achieved for one performance measure and not another based on the Company's actual performance during the three year performance period.

Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Milano	111,418	$2,119,876	—	—
Charles A. Rowland	100,638	$2,077,529	—	—
Colin Broom	84,999	$1,363,726	—	—
Daniel Soland	48,293	$807,107	—	—
Robert Pietrusko	20,000	$422,800	—	—

(1)
Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

2012 Potential Payments Upon Termination Or Change of Control

Agreements with our Named Executive Officers

        In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change of control. The payment amounts discussed and in the table below reflect the payments that would have been due to the named executive officers had the termination or change of control event occurred on December 31, 2012. The information in this section does not include information relating to payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. On December 31, 2012, the last reported sale price of our common stock on the NASDAQ Stock Market was $22.76 per share. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        We have entered into change of control agreements with each of our named executive officers. If a named executive officer is terminated (i) by the company without cause, (ii) on account of the named executive officers' death or disability, or (iii) by the named executive officer for good reason, within 24 months after a change of control or 90 days prior to a change of control, then the employee will be entitled to the following severance payments or benefits:

  •
  A lump sum payment equal to 200% of a named executive officers' base salary in effect at the time of termination.

  •
  A lump sum payment equal to two times a named executive officers' target cash incentive compensation in effect at the time of termination, assuming 100% of the target cash incentive compensation amount is paid.

  •
  For a period of 18 months commencing from the date of termination, the company will reimburse the named executive officer for the monthly COBRA cost of continued coverage for the named executive officer and their dependents (if applicable) paid by the named executive officer under the company's group health plan, less the amount the named executive officer would be required to contribute for such coverage if they were an active employee.

        Any of the following situations would constitute a "change of control" under the change of control agreements:

  •
  a dissolution or liquidation of us;

  •
  a sale or otherwise disposition of all or substantially all of our assets;

  •
  a merger or consolidation where more than 50% of the combined voting power of our outstanding securities is transferred;

  •
  the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the combined voting power of our then outstanding voting securities unless certain procedures have occurred; or

  •
  a change in the composition of our board of directors over a period of twelve months or less such that a majority of the board members ceases to be comprised of individuals who either (i) have been board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as board members during such period by at least a 60% majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board.

        A termination of a named executive officer for "cause" will not trigger any severance liability to a named executive officer under the change of control agreement. "Cause" is when an employee has engaged in any act of fraud, embezzlement, or any other serious criminal conduct that adversely affects the company, committed intentionally by the employee in connection with employee's employment or the conviction, or plea of guilty or nolo contendere to, any felony.

        For our named executive officers, a resignation for "Good Reason" includes: (i) a material diminution in the employee's authority, duties or responsibilities; (ii) a change in the location of the facility at which employee is required to perform his or her duties is more than 50 miles from Exton, Pennsylvania, unless such new location does not increase the employee's commuting time; (iii) a reduction of five percent (5%) or more in either of the employee's base salary or the amount of the employee's target incentive compensation; or (iv) our failure to pay or make available any material payment or benefit due under the agreement or any other material breach by us of the agreement.

        However, the above events or conditions will constitute Good Reason only if (i) such event or condition occurs during the period beginning 90 days immediately preceding a Change of Control and ending 24 months thereafter and (ii) the employee provides the company with written objection to the event or condition within 60 days following the occurrence thereof, the company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and the employee resigns employee's employment within 90 days following the expiration of that cure period.

        The foregoing severance payments and benefits payable upon termination of employment to each named executive officer are conditioned on the execution of a written release and non-disparagement agreement. In addition, all of our named executive officers are bound by restrictive covenant which are a condition of the severance payments and benefits. Specifically, during the term of each executive's employment with us and for a period of one year beginning on the later of (i) termination of employment or (ii) the date of the change of control, each named executive officer is bound by non-competition and non-solicitation restrictive covenants.

        In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected named executive officer's will be entitled to the greater of (on a net after-tax basis including the excise tax): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

        In July 2002, we adopted the ViroPharma Incorporated Severance Pay Plan, which is intended to provide separation benefits to certain of our employees in the event that they are separated from employment involuntarily. The Severance Pay Plan is administered by the compensation committee of our board of directors. In general, any person who is regularly employed by us for 30 or more hours per week is eligible for salary continuation and COBRA continuation coverage in an amount that is determined by the administrator, in its sole discretion, prior to an employee's separation from employment. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee's employment with us.

        The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

Named Executive Officer	Benefits	Involuntary Termination without Cause, Termination Due to Death or Disability, or For Good Reason in Connection with a Change of Control
Vincent J. Milano	Cash Severance(1)	$1,935,000
	Continued Welfare(2)	$31,119
	Acceleration Value of Stock Options(3)	$2,472,387
	Acceleration Value of Performance Shares(4)	$0
	Gross-Up Payment(5)	$0

	Total Value	$4,438,505
Charles A. Rowland	Cash Severance(1)	$1,155,000
	Continued Welfare(2)	$31,747
	Acceleration Value of Stock Options(6)	$1,344,889
	Acceleration Value of Performance Shares(4)	$0
	Gross-Up Payment(5)	$0

	Total Value	$2,531,637
Colin Broom	Cash Severance(1)	$1,185,000
	Continued Welfare(2)	$31,119
	Acceleration Value of Stock Options(7)	$1,483,789
	Acceleration Value of Performance Shares(4)	$0
	Gross-Up Payment(5)	$0

	Total Value	$2,699,908
Daniel Soland	Cash Severance(1)	$1,452,000
	Continued Welfare(2)	$29,901
	Acceleration Value of Stock Options(8)	$1,895,895
	Acceleration Value of Performance Shares(4)	$0
	Gross-Up Payment(5)	$0

	Total Value	$3,377,795
Robert Pietrusko	Cash Severance(1)	$1,170,000
	Continued Welfare(2)	$24,649
	Acceleration Value of Stock Options(9)	$1,483,789
	Acceleration Value of Performance Shares(4)	$0
	Gross-Up Payment(5)	$0

	Total Value	$2,678,438

(1)
This amount is equal to (i) 200% of base salary, plus (ii) two times the target cash incentive compensation, assuming 100% of the target cash incentive compensation is paid, for each named executive officer as in effect on December 31, 2012.

(2)
This amount is the premium for COBRA continuation coverage for medical and dental benefits as of December 31, 2012, less the active employee premium contribution amount as of December 31, 2012, multiplied by 18 months.
(3)
This amount represents the value of unvested stock options to purchase an aggregate of 326,238 shares of common stock, based on the difference between the exercise price of the options and $22.76, the closing price of our common stock on December 31, 2012. The actual value realized will vary depending on the date the options are exercised.
(4)
Each of our named executive officers was granted performance shares in 2011 and 2012 that are subject to performance-based vesting over a 3-year period ending on December 31, 2013 and December 31, 2014, respectively. The vesting of the performance shares may be accelerated in the discretion of the compensation committee in the event of a change of control based on the actual performance levels achieved with respect to the performance shares as of the date of the change of control. If the compensation committee exercised its discretion and accelerated vesting of the awards for the portion of the performance period that was completed, assuming that the target level of performance was achieved as of December 31, 2012, then the prorated value of the acceleration of the shares of Messrs. Milano and Soland would be $713,071 and $276,580, respectively, and the value of the shares of each of Drs. Broom and Pietrusko, and Mr. Rowland would be $204,461.
(5)
None of our named executive officers is entitled to "gross up" payments. In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected named executive officer's will be entitled to the greater of (on a net after-tax basis including the excise tax): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax. Based on the analysis conducted as of December 31, 2012, the total payments for Mr. Soland would be subject to an excise tax. Mr. Soland would be in a better net after-tax position by reducing his payment to avoid the excise tax under section 4999 of the Code, such reduced amount being $1,400,358. This analysis conducted as of December 31, 2012 does not assume any value attributable to acceleration of the performance shares.
(6)
This amount represents the value of unvested stock options to purchase an aggregate of 168,119 shares of common stock, based on the difference between the exercise price of the options and $22.76, the closing price of our common stock on December 31, 2012. The actual value realized will vary depending on the date the options are exercised.
(7)
This amount represents the value of unvested stock options to purchase an aggregate of 183,119 shares of common stock, based on the difference between the exercise price of the options and $22.76, the closing price of our common stock on December 31, 2012. The actual value realized will vary depending on the date the options are exercised.
(8)
This amount represents the value of unvested stock options to purchase an aggregate of 238,710 shares of common stock, based on the difference between the exercise price of the options and $22.76, the closing price of our common stock on December 31, 2012. The actual value realized will vary depending on the date the options are exercised.
(9)
This amount represents the value of unvested stock options to purchase an aggregate of 183,119 shares of common stock, based on the difference between the exercise price of the options and $22.76, the closing price of our common stock on December 31, 2012. The actual value realized will vary depending on the date the options are exercised.

Confidentiality and Inventions Agreements

        We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the compensation committee are Mr. Glaser, Dr. Claypool and Ms. McHugh. None of these individuals were at any time during fiscal year 2012 an officer or employee of ours or has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. Furthermore, none of our executive officers serves on the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN
CONTROL PERSONS

Transactions with Related Persons

        Since January 1, 2012, there were not any transactions, nor are there currently any proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

        The audit committee of our board of directors is responsible for reviewing and recommending action to the board of directors regarding potential material transactions with related persons, including any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter, a copy of which is available on our Internet website at www.viropharma.com.

        To identify related party transactions, each year, we require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests or the interests of our stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

        We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests or the interests of our stockholders and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

        A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.viropharma.com by selecting "Investors" and then "Corporate Governance".

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are seeking your vote on a proposal, commonly known as a "say-on-pay" proposal, which gives our stockholders the opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

        "RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Item 402 of Regulation S-K, in our proxy statement for the 2013 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and any related material)."

        When reviewing this proposal, we urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis, beginning on page 20.

        As discussed at length in the Compensation Discussion and Analysis, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through equity incentives we also align the interests of our executives with those of our stockholders and the long-term interests of our company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the fiscal year 2012 compensation of our named executive officers was appropriate and aligned with our fiscal year 2012 results.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these prior decisions. However, the compensation committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2013, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and the director nominees, (3) our chief executive officer, chief financial officer and our three most highly compensated executive officers other than our chief executive officer and chief financial officer for the fiscal year ended December 31, 2012, collectively referred to in this proxy statement as the "named executive officers," and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. The percentages of beneficial ownership shown below are based on 65,258,191 shares of our common stock outstanding as of April 2, 2013, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options or the exercise or conversion of other securities that are exercisable for or convertible into shares of our common stock within 60 days of April 2, 2013 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	# of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders
Baker Bros. Advisors, LLC(1)	9,092,486	13.9%
FMR LLC(2)	8,856,273	13.6%
BlackRock, Inc.(3)	8,641,164	13.2%
The Vanguard Group, Inc.(4)	4,073,101	6.2%
Palo Alto Investors, LLC(5)	3,822,692	5.9%
Dimensional Fund Advisors LP(6)	3,350,908	5.1%
Directors and Executive Officers(7)
Vincent J. Milano	905,235	1.4%
Daniel Soland	590,345	*
Colin Broom, M.D.	448,043	*
Robert Pietrusko	322,798	*
Paul A. Brooke	248,500	*
Charles A. Rowland	227,314	*
John R. Leone	130,500	*
Robert J. Glaser	130,360	*
Howard H. Pien	126,000	*
Michael R. Dougherty	116,000	*
William D. Claypool	103,500	*
Julie H. McHugh	30,250	*
All directors and executive officers as a group (12 persons)	3,378,845	5.2%

*
Represents less than 1% of the outstanding shares of our common stock.
(1)
As reflected in a Schedule 13G/A dated February 1, 2013 filed on behalf of Baker Bros. Advisors, LLC and Messrs. Felix J. and Julian C. Baker each with an address at 667 Madison Avenue, 21st Floor New York, NY 10021. In such filing, Felix J. and Julian C. Baker are identified as having ownership of entities that have the power to control the investment decisions of the limited partnerships Brothers

  Life Sciences, L.P., 14159, L.P., and 667, L.P. and may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities.

(2)
As reflected in a Schedule 13G/A dated February 14, 2013 filed on behalf of FMR with an address of 82 Devonshire Street, Boston MA 02109. Represents 120,358 shares over which sole voting power is claimed and 856,273 shares over which sole dispositive power is claimed. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,725,093 shares of the Company's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 8,725,093 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed,under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. FIL Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 131,180 shares of the Common Stock outstanding of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the "1934" Act) and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. FIL has sole dispositive power over 131,180 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 119,580 shares and no power to vote or direct the voting of 11,600 shares of Common Stock held by the International Funds as reported above.
(3)
As reflected in a Schedule 13G/A dated January 11, 2013 filed on behalf of BlackRock, Inc. with an address of 40 East 52nd Street New York NY 10022. Represents 10,201,551 shares over which sole voting power is claimed and 8,641,164 shares over which sole dispositive power is claimed. The Schedule 13G/A reports that such interest includes an interest of more than 5 percent of our total outstanding common stock held by BlackRock Fund Advisors.
(4)
As reflected in a Schedule 13G/A dated February 11, 2013filed on behalf of The Vanguard Group, Inc. with an address of 100 Vanguard Bldg., Malvern, PA 19355. Represents 103,545 shares over which sole voting power is claimed and 3,972,656 shares over which sole dispositive power is claimed. In such filing, The Vanguard Group, Inc. states that Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 100,445 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of the Vanguard Group, Inc. is the beneficial owner of 3,100 shares as a result of it serving as investment manager of Australian investment offerings.

(5)
As reflected in a Schedule 13G/A dated February 14, 2013 filed on behalf of Palo Alto Investors, LLC (PAI); Palo Alto Investors; Patrick Lee, M.D.; and Anthony Joonkyoo Yun, MD, each with an address of 470 University Avenue, Palo Alto, CA 94301. In such filing, PAI states that PAI is a registered investment adviser and is the general partner and investment adviser of investment limited partnerships and is the investment adviser to other investment funds. It further states that PAI's clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Stock and no client separately holds more than five percent of the outstanding stock of the company. In addition the filing identifies that Dr. Lee and Dr. Yun are the co-managers of PAI, and the filing is made jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each of PAI, Palo Alto Investors, Dr. Lee and Dr. Yun disclaims beneficial ownership of the stock of the company, except to the extent of that person's pecuniary interest therein.
(6)
As reflected in a Schedule 13G/A dated February 11, 2013 filed on behalf of Dimensional Fund Advisors LP with an address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. In such filing, Dimensional Fund Advisors LP states that it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G/A shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.
(7)
Includes the following shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 2, 2013:

Name	Shares Underlying Options
Vincent J. Milano	791,913
Daniel Soland	519,281
Colin Broom, M.D.	417,012
Robert Pietrusko	316,011
Charles A. Rowland	191,373
Paul A. Brooke	129,500
John R. Leone	119,500
Howard H. Pien	117,000
Michael R. Dougherty	104,500
Robert J. Glaser	84,500
William D. Claypool, M.D.	54,500
Julie H. McHugh	23,667

        The following report of the audit committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are "independent," as required by applicable NASDAQ rules. The committee operates pursuant to a charter that was amended by the board of directors on May 20, 2005. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion based on their audits conducted in accordance with standards of the Public Company Accounting Oversight Board (United States).

        The audit committee assists the board of directors in monitoring (a) the integrity of our financial statements in compliance with Securities and Exchange Commission and other regulatory requirements; (b) the annual independent audit of our financial statements; and (c) the independent registered public accounting firm's independence and qualifications. The audit committee also works to provide effective communication between our board of directors and our independent registered public accounting firm and to support management's efforts to enhance the quality of our internal control structure.

        Our independent registered public accounting firm is accountable to the audit committee, and the audit committee has ultimate authority to select, evaluate and replace our independent registered public accounting firm. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the audit committee.

        In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, The Auditor's Communication with Those Charged with Governance, as currently in effect. Finally, the committee has received the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the audit committee concerning independence, as currently in effect, and has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE
Michael R. Dougherty (Committee Chairman) Paul A. Brooke John R. Leone

February 22, 2013

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        During the fiscal years ended December 31, 2012 and 2011, fees in connection with services rendered by KPMG LLP, our independent registered public accounting firm, were as set forth below:

	Fiscal 2012	Fiscal 2011
Audit Fees	$877,500	$781,000
Audit-Related Fees	$0	$0
Tax Fees	$86,562	$161,164
All Other Fees	$0	$2,400

TOTAL	$964,062	$944,564

        Audit fees consisted of fees for the audit of our annual financial statements and internal controls over financial reporting and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of our documents filed with the Securities and Exchange Commission.

        Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

        Other fees consisted of a fee paid to access an online accounting research tool provided by KPMG LLP.

        Policy for Pre-Approval of Audit and Non-Audit Services

        The audit committee's policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. To the extent permitted by the applicable regulations, the committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to pre-determined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

        All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

        The audit committee may delegate pre-approval authority to the Chairman of the audit committee. The Chairman of the audit committee must report any decisions to the audit committee at the next scheduled meeting.

        A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        KPMG LLP has served as our independent registered public accounting firm since 1995. The audit committee has reappointed KPMG LLP as our independent accountants for the year ending December 31, 2013, and has further directed that management submit the selection of KPMG LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accounting firm, the board of directors will reconsider whether to retain that firm for fiscal 2013.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013 AS DESCRIBED IN THIS PROPOSAL 4.

STOCKHOLDER PROPOSALS FOR
THE 2014 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder desiring to present a proposal for inclusion in our proxy statement for the 2014 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than December 20, 2013. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in our proxy statement for the 2014 Annual Meeting.

        Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2014 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 5, 2014, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

        Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our by-laws. The by-laws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the board of directors or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in the by-laws. To be eligible for consideration at the 2014 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between January 23, 2014, and February 21, 2014. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

ViroPharma Incorporated
730 Stockton Drive
Exton, PA 19341
Attention: Corporate Secretary

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms which they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2011 Section 16(a) filing requirements applicable to them except as follows: (i) Form 4 filings related to the initial lapsing of RSU grants for each of the members of the board of directors were filed three days late, and (ii) one Form 4 filing related to an option exercise by our chief operating officer was filed one day late.

OTHER MATTERS

        Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

        The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

J. Peter Wolf Vice President, General Counsel and Secretary

April 19, 2013

Annex A

VIROPHARMA INCORPORATED
ANNUAL INCENTIVE PLAN

1.     Purpose

        The purpose of the ViroPharma Incorporated Annual Incentive Plan (the "Plan") is to enhance the ability of ViroPharma Incorporated (the "Company") to attract, reward and retain employees, to strengthen employee commitment to the Company's success and to align employee interests with those of the Company's stockholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of annually rewarding participants based on the performance of the Company and, where appropriate, on a participant's personal performance. The Plan also provides the Committee with the ability to make Awards designated as "qualified performance-based compensation" under Code section 162(m).

2.     Definitions

        (a) "Award" shall mean the actual amount of the incentive award earned by a Participant under the Plan for any Performance Period.

        (b) "Base Salary" shall mean the amount of base salary (including overtime payments, if any) earned by a Participant during the Performance Period. Base Salary does not include Awards under this Plan or any other short-term or long-term incentive plan; imputed income from such programs as group-term life insurance; or non-recurring earnings, such as moving expenses, but is based on salary earnings before reductions for such items as deferrals under Employer-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

        (c) "Board" shall mean the Company's Board of Directors as constituted from time to time.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto and the regulations promulgated thereunder.

        (e) "Committee" shall mean the Compensation Committee of the Board. With respect to the administration of Awards designated as "qualified performance-based compensation," the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under Code section 162(m). With respect to Awards not designated as "qualified performance-based compensation," the Committee may delegate its responsibilities for administering the Plan to an award committee or an Executive Officer as it deems appropriate; provided that it may not delegate its responsibilities under the Plan relating to Executive Officers or its authority to amend or terminate the Plan.

        (f) "Company" shall mean ViroPharma Incorporated or any successor corporation.

        (g) "Disabled" or "Disability" shall mean that a Participant is considered totally and permanently disabled for purposes of the Company's long-term disability plan.

        (h) "Effective Date" shall mean January 1, 2014.

        (i) "Employee" shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any individual (i) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (ii) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (iii) characterized as a "leased employee" within the meaning of Code section 414, or (iv) classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

        (j) "Employer" shall mean ViroPharma Incorporated and each Participating Company.

        (k) "Executive Officer" shall mean the executive officers of the Company as defined in the Securities Exchange Act of 1934, as amended, and as determined by the Committee in its sole discretion.

        (l) "Participant" for any Performance Period, shall mean an Employee designated by the Committee to participate in the Plan.

        (m) "Participating Company" means any United States subsidiaries of the Company, within the meaning of section 424(f) of the Code, authorized from time to time by the Committee as eligible to participate in the Plan. Each Participating Company in the Plan is listed in the attached Schedule A.

        (n) "Performance Goals" for any Performance Period, shall mean: (i) For Target Awards designated as "qualified performance-based compensation" pursuant to Section 5, the performance goals of the Company, as specified by the Committee, based on one or more of the following objective criteria: (A) operating income; (B) earnings before interest, taxes, depreciation and amortization; (C) earnings; (D) cash flow; (E) market share; (F) sales or revenue; (G) expenses; (H) cost of goods sold; (I) profit/loss or profit margin; (J) working capital; (K) return on equity or assets; (L) earnings per share; (M) total stockholder return; (N) price/earnings ratio; (O) debt or debt-to-equity; (P) accounts receivable; (Q) writeoffs; (R) cash; (S) assets; (T) liquidity; (U) operations and compliance; (V) intellectual property (e.g., patents); (W) product development; (X) manufacturing, production or inventory; (Y) mergers and acquisitions or divestitures; and/or (Z) individual performance objective. Any criteria used may be measured, as applicable, (I) in absolute terms, (II) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (III) on a per share and/or share per capita basis, (IV) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (V) on a pre-tax or after tax basis, or (ii) For Target Awards not designated as "qualified performance-based compensation" pursuant to Section 5, the performance goals may be based on one or more of the objective criteria set forth in clause (i) above and/or may take into account any other factors deemed appropriate by the Committee in its sole discretion.

        (o) "Performance Period" shall mean a calendar year of the Company or any other period designated by the Committee with respect to which an Award may be earned.

        (p) "Plan" shall mean this ViroPharma Incorporated Annual Incentive Plan, as from time to time amended and in effect.

        (q) "Target Award Percentage" shall mean the applicable Target Award Percentage set forth on Schedule B; provided, that, if a Participant (other than Participants eligible to receive an Award designated as "qualified performance-based compensation") held more than one position during the Performance Period, then the Committee may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect (to the nearest bi-weekly increment) the period during which such Participant had each Target Award Percentage.

        (r) "Target Award" for any Participant with respect to any Performance Period, shall mean the dollar amount based on the Participant's Target Award Percentage that the Participant would be eligible to earn as an Award for that Performance Period.

3.     Eligibility

        Subject to the limitations contained in this Section 3, all Employees of the Employer are eligible to participate in the Plan. The Committee shall designate which Employees shall participate in the Plan for each Performance Period. To be eligible to receive an Award with respect to any Performance Period, an Employee must be actively employed by the Employer on the last day of the Performance Period (except as provided in Section 8). Newly hired Employees shall be eligible to receive a prorated Award for a Performance Period, provided that their date of hire occurs on or before September 30, or such other date as the Committee may specify.

4.     Administration

        The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant's Target Award Percentage, to approve all of the Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that only the Committee shall have authority to amend or terminate the Plan and the Committee shall not be authorized to increase the amount of the Award payable to a Participant that would otherwise be payable pursuant to the terms of the Plan to the extent the Award is designated as "qualified performance-based compensation." All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

        All Awards shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Award, that all decisions and determination of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Employer and all employees of the Employer, including, the Participants and their respective beneficiaries.

5.     Determination of Awards

        (a)    Setting Target Awards and Performance Goals.

          (i) To the extent Awards are designated as "qualified performance-based compensation," Performance Goals must be pre-established by the Committee. A Performance Goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates. In no event will a Performance Goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent Awards are not designated as "qualified performance-based compensation," the Committee may establish Performance Goals and Target Award Percentages for Participants at such time or times as the Committee determines in its sole discretion. Subject to the requirements of this Section 5(a)(i), the Performance Goals established by the Committee may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to different Participants.

          (ii) The Committee shall determine and shall reflect in its minutes: (A) the Employees who shall be Participants during the Performance Period, (B) the Performance Goal or Goals for the Performance Period (and how they are weighted, if applicable) and (C) each Participant's Target

  Award Percentage. The Company shall notify each Participant of the Participant's Target Award Percentage and the applicable Performance Goals for the Performance Period. Unless the Committee determines otherwise for a Performance Period, the Target Award Percentage for each Participant with respect to a Performance Period shall be the percentage set forth on the attached Schedule B.

        (b)    Earning An Award.    Generally, a Participant earns an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that Performance Period. A Participant will receive no Award if the level of achievement of all Performance Goals is below the minimum required to earn an Award for the applicable Performance Period, as specified by the Committee at the time the Performance Goals are established.

        (c)    Maximum Award Amount.    The maximum Award payable to any Participant for any Performance Period shall not exceed $2,500,000.

        (d)    Special Rules for Awards Designated As Qualified Performance-Based Compensation.    To the extent Awards are designated as "qualified performance-based compensation, "the Target Awards shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for "qualified performance-based compensation" under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. To the extent that Target Awards designated as "qualified performance-based compensation" under Code section 162(m) are made, no such Target Award may be made as an alternative to any other award that is not designated as "qualified performance-based compensation" but instead must be separate and apart from all other awards made. To the extent a Target Award is designated as "qualified performance-based compensation," the Committee is authorized to reduce the Target Award payable to the applicable Participant for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the Target Award maximum for that Participant. Any reduction of a Target Award payable to a Participant with respect to an Award designated as "qualified performance-based compensation" shall not result in an increase in the Target Award payable to any other Participant with respect to an Award designated as "qualified performance-based compensation."

6.     Changes to the Target

        Except with respect to Awards that are designated as "qualified performance-based compensation", the Committee may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant or assign a different Target Award Percentage to a Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

        For Awards designated as "qualified performance-based compensation," when determining whether the Performance Goals have been achieved, the Committee shall make appropriate adjustments, consistent with the requirements of Code section 162(m), to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

7.     Payment of Awards

        The Committee shall certify and announce the Awards that will be paid by the Employer to each Participant as soon as practicable following the final determination of the Company's financial results for the relevant Performance Period. Subject to the provisions of Section 8, payment of the Awards certified by the Committee shall normally be made, in a single lump sum cash payment as soon as practicable following the close of such Performance Period but in any event within 75 days after the close of the Performance Period.

8.     Limitations on Rights to Payment of Awards; Change of Control

        (a)    Employment.    Unless the Committee determines otherwise, no Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Employer through the last day of the Performance Period.

        (b)    Leaves of Absence.    If a Participant is on an authorized leave of absence during the Performance Period, such Participant shall be eligible to receive a prorated portion of any Award that would have been earned, based on the number of days that the Participant was actively employed and performed services during such Performance Period. If payments are to be made under the Plan after a Participant's death, such payments shall be made to the personal representative of the Participant's estate.

        (c)    Accelerated Payment.    In no event will payment be made to a Participant with respect to an Award designated as "qualified performance-based compensation" or, unless the Committee determines otherwise, to any other Participant with respect to any other Award, prior to the end of the Performance Period to which it relates.

        (d)    Change of Control.    If a Change of Control (as defined the Company's Amended and Restated 2005 Equity Incentive Plan) occurs prior to the end of a Performance Period and the Participant remains in the employ of the Employer through the date of the Change of Control, then the Performance Period will end on the date of the Change of Control and Awards under the Plan will be paid based on the greater of (i) the Company's actual performance level achieved with respect to the Performance Goals as of the date of the Change of Control or (ii) 100% of the Target Award, prorated based on a fraction, the numerator of which is the number of days in the shortened Performance Period as a result of the Change of Control and the denominator of which is 365 (or the number of days in the Performance Period prior to it being shortened, if less than 365).

9.     Amendments

        The Committee may at any time amend (in whole or in part) this Plan; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Code section 162(m). No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

10.   Termination

        The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination of the Plan, the following provisions of this Section 10 shall apply notwithstanding any other provisions of the Plan to the contrary:

        (a)    Amount of Award.    The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant (other than Participants eligible to receive awards designated as "qualified performance-based compensation") shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, the amount described in such rules. Each Participant eligible to receive an Award designated as "qualified performance-based compensation" shall receive an amount equal to the amount the Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

        (b)    Time of Payment.    Each Award payable under this Section 10 shall be paid as soon as practicable, but in no event later than 75 days after the Termination Date.

11.   Miscellaneous Provisions

        (a)    No Employment Right.    This Plan is not a contract between the Employer and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Employer. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Employer or to remove the individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

        (b)    No Assignment.    A Participant's right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Employer's obligation under the Plan to pay Awards with respect to the Participant.

        (c)    Unfunded Plan.    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

        (d)    Company Policies.    As a condition of participation in the Plan, each Participant agrees to be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an Employee of the Employer, as in effect from time to time and as approved by the Board or a duly authorized committee thereof, whether or not approved before or after the Effective Date.

        (e)    Stockholder Approval.    Notwithstanding any provision of the Plan to the contrary, Awards designated as "qualified performance-based compensation," if made, will be made contingent upon, and subject to, stockholder approval of the Plan at the May 2013 stockholders' meeting.

        (f)    Withholding Taxes.    The Employer shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

        (g)    Compliance with 162(m).    It is the intent of the Company that the Plan and Awards under the Plan designated as "qualified performance-based compensation" comply with the applicable provisions of Code section 162(m). To the extent that any legal requirement of Code section 162(m) as set forth in the Plan ceases to be required under Code section 162(m), that Plan provision shall cease to apply.

        (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

VIROPHARMA INCORPORATED

2013 Annual Meeting of Stockholders — May 23, 2013

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Vincent J. Milano, Charles Rowland and J. Peter Wolf, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 23, 2013 and at any continuation, postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013

You may access our proxy statement and our annual report to stockholders for the year ended December 31, 2012 at www.proxyvote.com.

ELECTION OF CLASS II DIRECTORS FOR A TERM OF THREE YEARS:

William D. Claypool, M.D.	FOR	☐	WITHHOLD AUTHORITY	☐
Julie H. McHugh	FOR	☐	WITHHOLD AUTHORITY	☐

TO APPROVE THE VIROPHARMA INCORPORATED ANNUAL INCENTIVE PLAN

FOR	☐	AGAINST	☐	ABSTAIN	☐

ADVISORY VOTE ON EXECUTIVE COMPENSATION

FOR	☐	AGAINST	☐	ABSTAIN	☐

RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Please date and sign on reverse side)

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This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card; FOR the approval of the ViroPharma Incorporated Annual Incentive Plan; FOR the advisory vote on executive compensation; and FOR ratification of the appointment of KPMG as our independent registered public accounting firm.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date: , 2013

Signature (s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE

PREPAID ENVELOPE.

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